                                                                Exhibit 10.8(a)

                          CREDIT FACILITIES AGREEMENT

         THIS CREDIT FACILITIES AGREEMENT, originally made as of DECEMBER 18, 1997, by and between IMPERIAL BANK ARIZONA, an Arizona banking corporation and INTEGRATED INFORMATION SYSTEMS, INC., an Arizona corporation {"BORROWER"), (the "LOAN AGREEMENT"), is hereby restated and amended as of April 30, 1999, by and between Borrower and IMPERIAL BANK, a California banking corporation ("LENDER").

                                    RECITALS

         A. Pursuant to the Loan Agreement, as previously modified, Imperial Bank Arizona made loans to Borrower as follows: (i) $750,000 term loan, (ii) $750,000 revolving line of credit, and (iii) $250,000 short-term line of credit (individually and collectively the "EXISTING LOAN").

         B. All rights and interests under the Loan Agreement and the Existing Loan were transferred to Lender, and Lender is now the owner and holder thereof.

         C. Borrower has requested that Lender make available to it a $2,000,000 revolving line of credit (the "RESTATED LOAN"), a portion of the proceeds of which will be used to pay off and refinance the Existing Loan. Lender is willing to make the Restated Loan as requested and as herein described, but only if and so long as there is strict compliance by Borrower with and satisfaction of the terms and conditions of the Loan Agreement, as restated herein (the "RESTATED LOAN AGREEMENT").

         D. The Restated Loan will be evidenced by a promissory note. Borrower's Obligations to Lender will continue to be secured by a Security interest in all of Borrower's personal property as described in SECTION 1.14, to be evidenced by one or more restated security agreements between Borrower and Lender.

                                    AGREEMENT

         NOW, THEREFORE, for due and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 -- DEFINITIONS

         The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         1.1 "ADJUSTED DEBT TO WORTH RATIO" means total Liabilities (excluding therefrom Subordinated Debt) divided by Net Worth (including therein Subordinated Debt).

         1.2 "ADVANCE" means the funding and disbursement of money to or on behalf of Borrower pursuant to the terms of the Facility.

         1.3 "AFFILIATE" of any Person means:

                  (a) any other Person that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such Person, other than a Person that holds such securities: (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such Person has not in fact exercised such power to vote;

                  (b) a corporation twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or by an entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of such Person, other than a Person that holds such securities: (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (ii) solely to secure a debt, if such Person has not in fact exercised such power to vote;

                  (c) any other Person whose business is operated under a lease or operating agreement by such Person, or a Person substantially all of whose property is operated under an operating agreement with such Person;

                  (d) any other Person that operates the business or substantially all of the property of such Person under a lease or operating agreement; or

                  (e) any other Person who is an officer or director of such Person.

         1.4 "ASSET DISPOSITION" means the Disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (a) any of the capital stock of Borrower, or (b) any or all of the assets of Borrower or any of its Subsidiaries, other than sales of inventory (including Software Property) in the ordinary course of business.

         1.5 "AUTHORIZED SIGNATORS" means James G. Garvey, President and CEO, and David A. Wirthlin, CFO, any other individual(s) authorized by Borrower to make or execute any requests, directions and authorizations for, or with respect to, any Advance from a Restated Loan or other financial accommodations in accordance with the terms of this Agreement and the other writings described herein.

         1.6 "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended.

         1.7 "BASIS POINT" means one hundredth of one percent (0.0001).

         1.8 "BORROWING BASE" means, as of the time of determination, the lesser of (i) the Gross Availability, and (ii) the Restated Commitment.

         1.9 "BORROWING BASE CERTIFICATE" means a document in the form attached hereto as EXHIBIT B, executed by Borrower, which reflects the Net Availability as of 5:00 P.M. Phoenix, Arizona time on the Business Day stated on such certificate.

         1.10 "BUSINESS DAYS" means those days (other than Saturdays and Sundays) upon which Lender's home office in Phoenix, Arizona is open to the public for the general conduct of its banking business.

         1.11 "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         1.12 "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard
& Poor's Rating Group or at least P-1 from Moody's Investors Service, Inc.; and
(c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

         1.13 "CHANGE OF CONTROL" OR "CHANGE OF MANAGEMENT" means: (i) any Person or group of Persons who becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Act of 1934 and the rules, regulations and interpretations of the Securities and Exchange Commission thereunder), directly or indirectly, of securities of Borrower representing in excess of fifty percent (50.0%) of the combined voting power entitled to be cast generally of such Borrower's then outstanding voting securities; (ii) if individuals who constitute the Board of Directors as of the Restated Closing Date cease for any reason to constitute a majority thereof, except as set forth in Section 1 of that certain Stockholder's Agreement, (entitled Board of Directors), dated April 12, 1999, but not including any modifications or amendments thereof; or (iii) any change in the identity of the current chief executive officer of Borrower.

         1.14 "CLOSING DATE" means the Business Day on which all the requirements and conditions precedent were satisfied and the transaction contemplated by the original Loan Agreement consummated.

         1.15 "COLLATERAL" means all of the property described below in, to or under which Borrower now has or hereafter acquires any right, title or interest, whether present, future or contingent and in Borrower's expectancy to acquire such property:

                  (a) All accounts, instruments, promissory notes, order paper, chattel paper, electronic chattel paper, letter of credit rights, payment intangibles, general intangibles, investment property, health-care-insurance receivables, and commercial tort claims, arising directly or indirectly from the sale, lease, license or rental of goods or the sale or provision of services by Borrower or the business or other operations of Borrower, together with all proceeds, Collections, guaranties and other security therefor, all right, title and interest of Borrower in the goods that gave rise thereto, including the right to stoppage in transit, all returned, rejected, rerouted or repossessed goods, the sale or lease of which shall have given rise to any account or any such instrument or chattel paper, and all proceeds thereof;

                  (b) All inventory, goods, merchandise, materials, raw materials, goods in process, finished goods, packaging and shipping materials and other tangible personal property, whether now or hereafter in existence, and held for sale or lease, or to be or actually furnished under contracts for service or consumed in Borrower's business, whether or not such inventory be in the constructive or actual possession or custody of Borrower, whether or not Borrower holds legal title thereto, and whether any such inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse, together with any and all proceeds resulting from the sale or other Disposition thereof, and all books and records pertaining thereto;

                  (c) All equipment, accessories, appliances, apparatuses, spare parts, supplies, materials, blueprints, specifications and maintenance records related thereto, now or hereafter owned or acquired by Borrower, wherever situated, together with all goods appertaining or attached, or kept or used or intended for use in connection therewith, and all property substituted or exchanged for any and all of the foregoing, and all improvements to, replacements of, and additions to any and all of the foregoing;

                  (d) All furniture and fixtures;

                  (e) All Intellectual Property now owned or hereafter created or acquired by Borrower, including without limitation all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights, indemnifications and model conversions of any of the foregoing;

                  (f) All of Borrower's deposits (whether or not evidenced by a certificate with Lender) which shall include: (i) depository and other accounts of Borrower, including all depository and other accounts maintained with Lender; (ii) any successor and/or replacement account(s), and any and all securities (including, without limitation, treasury notes, treasury bills, stocks, bonds, options, futures, and investment contracts of every kind and nature, whether similar or dissimilar to the foregoing), money, instruments, documents, goods, chattel paper, accounts, general intangibles, deposit accounts and other property and rights of any nature now or hereafter held in or in connection with or constituting part of such account(s); (iii) all certificates and instruments issued with respect to any property of Borrower referred to in subsection (ii); (iv) all replacements, substitutions, interest, cash and stock dividends, warrants, options, or other rights and amounts paid, accrued, received, receivable or distributed with respect to any property of Borrower referred to in subsection (ii) or (iii) from time to time; and (v) with respect to the foregoing, all proceeds thereof, including without limitation insurance proceeds and payments under the Securities Investor Protection Act of 1970, as amended, and all of Borrower's other personal property coming into the hands of or under the control of Lender in any manner, including securities held by, deposited with, assigned or pledged to Lender, and all interest, dividends, stock rights, stock dividends, benefits and other property or rights to which Borrower may become entitled by virtue of the ownership thereof;

                  (g) All rights under and interests in lease, license or rental agreements pertaining to inventory, equipment or Intellectual Property that are retained or reserved to Borrower, and all reversion or, similar interests in property that is subject to lease, license or rental agreement;

                  (h) All rights as unpaid seller or lienor that arise in connection with any of the Collateral, including the rights of replevin, reclamation and stoppage in transit, and the right to sue or file mechanics' or materialmen's liens in the name of Borrower or otherwise for the unpaid balances due thereunder;

                  (i) All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

                  (j) All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, ledgers and records in any form, written or otherwise, related to any of the Collateral;

                  (k) All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

                  (l) All accessions to any of the Collateral;

                  (m) All general intangibles arising by virtue of the Collateral owned or held by or in the name of Borrower;

                  (n) All property substituted or exchanged for the Collateral; and

                  (o) All proceeds of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other Disposition of any of the Collateral, whether such proceeds are Cash or Noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.

         1.16 "COLLECTIONS" mean all collections, payments or receipts of any kind or character, whether in the form of cash or other property, on or with respect to any note, instrument, account or general intangible (including any of the Collateral), whether or not in the ordinary course, pursuant to the terms thereof, or otherwise, including by any act of discounting, compromise, settlement or change of any term thereof.

         1.17 "COMPLIANCE CERTIFICATE" shall mean a certificate of an Authorized Signator in the form of EXHIBIT C hereto or otherwise as Lender may from time to time require, setting forth as of the date required under Section
9.6 a calculation of the financial ratios and restrictions described in

SECTION 9.7 hereof and a statement to the effect that: (a) the financial statements, reports and other certificates submitted with the Compliance Certificate are each true, complete and correct in all material respects, subject to normal monthly and year-end accounting adjustments, and (b) no Default or Potential Default has occurred and is continuing, and that if such Default or Potential Default exists, the Compliance Certificate shall describe such in reasonable detail and specify the actions taken and to be taken by Borrower to remedy the same.

         1.18 "COMPUTER HARDWARE AND SOFTWARE PROPERTY" shall mean, with respect to any Person, the following:

                  (a) All computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                  (b) All software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Borrower;

                  (c) All firmware associated with the property described in clauses (a) and (b) of this definition;

                  (d) All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to the hardware, software and firmware described in the preceding clauses (a) through
         (c) of this definition; and

                  (e) All rights with respect to all of the foregoing, including without limitation, any and all Copyright Property, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions or model conversions of any of the foregoing.

         1.19 "COPYRIGHT PROPERTY" shall mean, with respect to any Person, the following:

                  (a) Now or hereafter in force throughout the world, including, without limitation, all of such Person's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, and all applications for registration thereof, whether pending or in preparation, and all copyrights arising from such applications;

                  (b) All extensions and renewals of any of the above;

                  (c) All copyright licenses and other agreements providing such Person with the right to use any of the types of items referred to in clauses (a) and (b) of this definition;

                  (d) The right to sue for past, present and future infringements with respect to the Copyright Property described in clauses (a) and (b) of this definition and, to the extent applicable, clause (c) of this definition; and

                  (e) All proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims by such Person against third parties for past, present or future infringements with respect to the Copyright Property described herein, to the extent applicable, and all rights corresponding thereto throughout the world.

         1.20 "CO-SALE AGREEMENT" means Agreement to be mutually agreed upon by Borrower and Lender, and executed and delivered by the Borrower and its principal shareholder(s) pursuant to the original Loan Agreement, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         1.21 "CURRENT ASSETS" means the book value, determined in accordance with GAAP, of those assets which constitute cash or which are reasonably expected to be realized in cash or consumed within one (1) year after the date of determination.

         1.22 "CURRENT LIABILITIES" means all Indebtedness which, by virtue of its stated contractual terms or actual acceleration, is due within one year plus the current portion of Capitalized Lease Liabilities and long-term Debt, all as determined in accordance with GAAP.

         1.23 "CURRENT RATIO" means total Current Assets divided by total Current Liabilities.

         1.24 "DEBT" means all unsubordinated liabilities according to GAAP.

         1.25 "DEFAULT" means a condition or event described in SECTION 10 hereof that, after notice or lapse of time or both, is not cured, waived or removed within any applicable grace or cure period.

         1.26 "DEFAULT RATE" means the interest rate otherwise applicable to a given Obligation, increased by five hundred (500) Basis Points per annum at any time that: (a) an Event of Default has occurred and has been declared by Lender in writing; and, (b) if and only if a Cure Period is provided, such Event of Default has not been cured or waived within any relevant Cure Period provided by
SECTION 11.6 hereof.

         1.27 "DISPOSITION" means any sale, transfer, dedication, granting of an option or right of first refusal.

         1.28 "DISTRIBUTIONS" mean any dividends, profits, income, surplus, compensation, or return of capital.

         1.29 "EBIT" for any period shall mean the Net Income for such period before Interest Expense and income tax expense used in computing such Net Income, all as determined in accordance with GAAP.

         1.30 "ENVIRONMENTAL LAWS" means all Federal and all state and local laws, ordinances and regulations applicable to Borrower or any of its Subsidiaries (if any), relating to:

(i) environmental protection; (ii) standards of conduct concerning any Hazardous Substances; or (iii) standards of conduct involving exposure to Hazardous Substances under occupational health and safety, public health and safety or public nuisance or menace laws, including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (including the Superfund Amendments and Reauthorization Act), 42 U.S.C. Section 9600, et seq., ("CERCLA") the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq.

         1.31 "EQUITY" means Borrower's stockholders' equity, determined in accordance with GAAP.

         1.32 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto. "ERISA AFFILIATE" means any Person deemed to be under common control with Borrower or any of its Subsidiaries (if any) as specified in Section 407(d)(7) of ERISA.

         1.33 "ESOP" shall mean any Employee Stock Ownership Plan, as it may be amended from time to time, adopted by Borrower.

         1.34 "EVENT OF DEFAULT" see Default.

         1.35 "FACILITY" means a revolving line of credit arrangement under which one or more Advances may be made pursuant to Section 2.1, the aggregate outstanding principal amount of which at any given time will not exceed the Facility Commitment (viz. $2,000,000), and the repayment terms of which are set forth in the Facility Note and this Agreement.

         1.36 "FACILITY NOTE" means that certain promissory note, dated as of April 30, 1999, in the original principal amount of $2,000,000.00, duly executed and delivered by Borrower to Lender (in the form of EXHIBIT A hereto), and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement therefor.

         1.37 "FACILITY ORIGINATION FEE" means three-eighths of one percent (.00375%) of the Facility Commitment (viz. $7,500).

         1.38 "FACILITY RATE" means a fluctuating per annum rate of interest equal to the sum of (i) the Prime Rate; plus (ii) 100 Basis Points, calculated on the basis of the actual number of days elapsed over a year of 360 days.

         1.39 "FISCAL QUARTER" means, as applicable, one of the following three-month periods: (a) January, February and March; (b) April, May and June;
(c) July, August and September; or (d) October, November and December.

         1.40 "FISCAL YEAR" means the twelve-month period ending on December 31 of any given year.

         1.41 "FIXED ASSETS" means all assets of Borrower which are items of equipment having useful lives extending beyond the current Fiscal Year.

         1.42 "FUNDING DATE" means a date upon which an Advance is disbursed.

         1.43 "GAAP" means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, and in Statements of the Financial Accounting Standards Board, or in such other statement by such other body as may be approved by a significant segment of the public accounting profession, which are applicable in the circumstances as of the relevant date. The requirement contained in certain provisions of this Agreement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in the preceding period(s). Except and as to the extent otherwise expressly provided in this Agreement, all accounting terms shall have the meanings provided by GAAP.

         1.44 "GOVERNMENTAL AUTHORITY" means the United States of America, any state, county or municipality, and any political subdivision of any of the foregoing, and any agency, department, commission, district, board, bureau or instrumentality of any of the foregoing, which now or hereafter has jurisdiction over Borrower or all or any portion of the Collateral.

         1.45 "GROSS AVAILABILITY" means, as of the time of determination, an amount equal to twenty percent (20%) of the product of (a) total revenues less total product sales (all as determined according to GAAP) for the immediately preceding four (4) Fiscal Quarters, and (b) 2; provided further that the multiplier (viz. 2) may, in Lender's sole discretion, be adjusted to reflect changes in market conditions and/or changes in generally accepted market valuations for companies similar to Borrower.

         1.46 "HAZARDOUS SUBSTANCES" mean any petroleum product and any substance or material, including, without limitation, friable asbestos, defined or designated as a hazardous or toxic or, "special" substance, material or waste by CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or in the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq., or in any applicable state or local law or environmental statute, regulation or ordinance presently in effect.

         1.47 "INDEBTEDNESS" means as applied to any Person, without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

         1.48 "INTELLECTUAL PROPERTY" means collectively, all Computer Hardware and Software Property, Copyright Property, Patent Property and Trademark Property of Borrower.

         1.49 "INTEREST COVERAGE RATIO" means EBIT plus Net Contributed Capital for the immediately preceding four (4) Fiscal Quarters, divided by aggregate Interest Expense for the immediately preceding four (4) Fiscal Quarters.

         1.50 "INTEREST EXPENSE" means, for any period, the total interest expense of a Person (including, without limitation, interest expense attributable to Capitalized Lease Liabilities and any interest expense that has been capitalized for any purpose) for such period, determined in accordance with GAAP, whether paid or accrued, on all Debt for such period, including, without limitation without duplication, (a) interest expense in respect of debt resulting from Advances under the Facility Note, (b) commissions, discounts and fees and charges payable in connection with letters of credit and (c) any net payment payable in connection with any Interest Rate Hedge Agreements, less the sum of any net credits received in connection with any Interest Rate Hedge Agreements. For the purposes of this definition, "INTEREST RATE HEDGE AGREEMENTS" means interest rate swap, collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and any other similar agreements.

         1.51 "IRC" means the Internal Revenue Code of 1986, as amended and in effect from time to time, including the rules and regulations promulgated by the Internal Revenue Service thereunder.

         1.52 "LEGAL REQUIREMENT" means any valid and enforceable law, ordinance, order, decree, rule, regulation or requirement of any Governmental Authority and any requirement, term or condition contained in any leases or other writings now or in the future affecting all or any portion of the Collateral.

         1.53 "LENDER'S EXPENSES" means all reasonable expenses of Lender (including allocated costs for the services of Lender's in-house staff, such as appraisal expenses), incurred in connection with or to be incurred in the future and related to: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred with respect to examinations, reviews, due diligence investigations, negotiations and document preparation in connection with the documentation, execution and administration of the Restated Loan Documents, the Restated Loan, and any amendments, waivers, consents, forbearances and other modifications relating thereto, and/or any subordination or intercreditor agreements pertaining to the financing arrangements evidenced by the Restated Loan Documents, and all related instruments, including, without limitation, all charges for recording, filing, appraisal fees, and expenses of Lender's outside counsel and all expenses for the Facility Commitment; (b) the protection of the rights of Lender in connection with the transactions and documents described herein; (c) the enforcement of payment of Borrower, obligations to Lender, whether by judicial proceedings or otherwise; (d) the enforcement of payment of such obligations by any action or participation in, or in connection with, a case or proceeding under any chapter of the Bankruptcy Code, or any successor statute thereto, including without limitation defense of any matter brought by a debtor therein, making any attempt to enforce remedies therein, or proposing a plan or participating in the plan process; (e) Lender's review of documentation and other information delivered by Borrower pursuant to the

Restated Loan Documents and this Agreement, from time to time; (f) all expenses paid by Lender on Borrower's behalf; and (g) all reasonable legal fees of Lender's outside counsel (as determined by the court or arbitrator and not by a jury if any action or arbitration is commenced, including without limitation, any allocated costs of in-house counsel), and disbursements related to any of the above and/or the Obligations.

         1.54 "LIABILITIES" mean, at any time, the aggregate amount of all liabilities of a Person, at such time, determined in accordance with GAAP, plus (without duplication) all liabilities of all joint ventures and partnerships in which said Person is a joint venturer or general partner.

         1.55 "LIEN" means any deed of trust, mortgage, pledge, security interest, encumbrance, judgment or tax lien, or other lien or encumbrance or charge of any kind (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any agreement, financing statement, mortgage, deed of trust, judgment, tax lien or other similar form of public notice under the laws of any jurisdiction).

         1.56 "LOAN" means the aggregate Advances made pursuant to the original Loan Documents, and all amendments, modifications, increases, decreases, renewals and/or extensions of any one or more of the foregoing.

         1.57 "LOAN DOCUMENTS" means the original Loan Agreement, Notes, Security Documents, UCC-1's and any other documents executed or certified in connection with the original Loan.

         1.58 "MATERIAL ADVERSE CHANGE" means any change in the financial condition, results of operation, assets, business, or prospects of a Borrower, that in the reasonable opinion of Lender (i) could impair the ability of Borrower to repay the Restated Loan or to otherwise reliably perform in accordance with the provisions of the Restated Loan Documents, (ii) could be material and adverse to the financial condition or business operation of Borrower and its Subsidiaries (if any), taken as a whole, or (iii) causes an Event of Default or any Potential Default.

         1.59 "MATERIAL ADVERSE EFFECT" means, with respect to a Person relative to any condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse effect on: (i) the consolidated financial condition, results of operations, or cash flow of such Person, taken as a whole; or (ii) the current or prospective ability of such Person to perform any of its payment or other material obligations under this Agreement or any other Restated Loan Document to which it is a party; or (iii) any circumstance or event which causes a Material Adverse Change.

         1.60 "NET AVAILABILITY" means, as of the time of determination, Gross Availability less the outstanding principal balance of the Restated Loan.

         1.61 "NET CONTRIBUTED CAPITAL" means equity capital contributed to Borrower, less all costs and expenses incurred by Borrower in seeking and/or obtaining such capital.

         1.62 "NET INCOME" means, for any period, the sum of all amounts which would be included as net earnings on the consolidated statements of earnings of a Person for such period, determined in accordance with GAAP.

         1.63 "NET PROCEEDS" with respect to any Disposition of, Collection on, or the receipt of insurance, condemnation or similar proceeds with respect to, any real or personal property, or with respect to any Distribution, means the full amount of the proceeds of such event or transaction less: (i) reasonable and customary direct costs, expenses and commissions actually incurred by Borrower in connection with such event or transaction (other than any costs, commissions or expenses paid or payable to Borrower, or any Affiliate of Borrower), (ii) the amount actually paid to discharge any prior permitted Lien upon such property or Indebtedness or liability not assumed by the buyer or transferee, if any; and (iii) income taxes payable by Borrower as a result of such event or transaction; provided, however, that the total amount by which Net Proceeds are reduced in any tax year for income taxes payable by any Person shall not exceed the total amount of income taxes payable by such Person for the tax year in which such event or transaction occurred (with appropriate adjustments made for installment sales taxable in more than one tax year). For the purpose of the proviso contained in this definition, all Persons within the same consolidated return group shall be considered one Person.

         1.64 "NET WORTH" of a Person means, at any time, total Equity (determined in accordance with GAAP).

         1.65 "NOTE(S)" means the promissory notes made by Borrower pursuant to the original Loan Agreement.

         1.66 "OBLIGATIONS" means all of Borrower's debts, obligations and liabilities arising under or by virtue of the Restated Loan Documents and/or the
(non)performance thereof, and all other present and future debts, obligations and liabilities of any nature whatsoever of Borrower to Lender, and all modifications, renewals, replacements, refundings and extensions thereof.

         1.67 "PATENT PROPERTY" means, with respect to any Person:

                  (a) All of such Person's inventions (whether or not patentable and whether or not reduced to practice) and all of such Person's patents, patent applications (including, without limitation, all patents and patent applications in preparation for filing) and patent disclosures throughout the world;

                  (b) All reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations of any of the items described in clause (a) of this definition;

                  (c) All patent licenses of such Person (whether as licensee or licensor);

                  (d) The right to sue third parties for past, present or future infringements of any Patent Property described herein, to the extent applicable, and

                  (e) All proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), including any claim by such Person against third parties for past, present or future infringements of any patent or (to the extent applicable or permitted as a matter of law) patent covered by a patent license and all rights corresponding thereto throughout the world.

         1.68 "PERMITTED LIENS" shall mean those Liens to which the Collateral is subject that are prior to the Liens of the Restated Security Documents, and which consist of the following:

                  (a) Any Lien on furniture, fixtures, equipment or software to secure the purchase price thereof;

                  (b) Any Capital Leases;

                  (c) Liens for taxes, assessments or governmental charges not yet due and payable; and

                  (d) Liens to which Lender shall consent in writing, in its sole and absolute discretion.

         1.69 "PERSON" means an individual, partnership, corporation, including a "business trust," limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         1.70 "POTENTIAL DEFAULT" means a condition or event which, but for the lapse of time or the giving of notice, or both, would constitute a Default or Event of Default.

         1.71 "PRIMARY BUSINESS" means Borrower's business as conducted on the Restated Closing Date.

         1.72 "PRIME RATE" means a fluctuating interest rate per annum equal to the rate of interest established, from time to time (whether or not charged in each instance), by Lender, as Lender's "Prime Rate." Each change in the Prime Rate (or any component thereof) shall become effective, without notice to Borrower (which notice is hereby expressly waived by Borrower), on the effective date of each such change. Should Lender, during the term of this Agreement, abolish or abandon the practice of establishing a Prime Rate, then the Prime Rate used during the remaining term of this Agreement shall be that interest rate then in effect at Lender, which, from time to time, in the reasonable judgment of the holder of a Note and this Agreement, most effectively approximates the original definition of Lender's Prime Rate. Borrower acknowledges that Lender may, from time to time, extend credit to other Persons at rates of interest varying from, and having no relationship to, the Prime Rate. A certificate signed by any Vice President of Lender shall be conclusive evidence of the Prime Rate at any given time.

         1.73 "PROCEEDS" means all Collections, Distributions and whatever is received upon the sale, exchange, collection or other Disposition of real or personal property or proceeds thereof (including proceeds of proceeds), and shall include any and all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, receivables, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper and other property from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, or as a replacement of or a substitution for, any of such property; (ii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) receivable from time to time with respect to any of such property; (iii) payments (in any form whatsoever) received or receivable from time to time, in connection with any requisition, confiscation, condemnation or taking by eminent domain, seizure, or forfeiture of all or any part of such property; (iv) distributions from non-wholly owned joint ventures; and (v) any other amounts from time to time received or receivable under or in connection with any of such property. Money, checks, deposit accounts or other Cash Equivalents are "Cash Proceeds." All other proceeds are "Non-Cash Proceeds."

         1.74 "RELATED PERSON" means any insider or affiliate (or insider or affiliate of any such insider or affiliate) of Borrower, determined by assuming that Borrower or other affiliate or insider was a "debtor" as defined in Section 101 of the Bankruptcy Code at the time of determination of Related Person status. For purposes of the preceding sentence only, the terms "affiliate" and "insider" shall have the meanings provided for those terms by Section 101 of the Bankruptcy Code, but does not include any officer of the Borrower that is not also an owner of stock in Borrower.

         1.75 "RESTATED CLOSING DATE" means the Business Day on which all the requirements and conditions precedent set forth in SECTION 4 hereof shall have been satisfied and the transaction contemplated by this Agreement shall consummate, but not later than April 30, 1999.

         1.76 "RESTATED COMMITMENT" means, as of the time of determination, and subject to the limitations of the Borrowing Base then applicable and the provisions of SECTION 2.1 hereof, $2,000,000.

         1.77 "RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the Security Agreement and Mortgage-Trademarks and Copyrights, as restated and amended, to be executed and delivered by the Borrower in substantially the form of EXHIBIT D, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Borrower shall duly (re)pledge to Lender all Intellectual Property and certain other rights, properties, and assets.

         1.78 "RESTATED LOAN" means the aggregate Advances made pursuant to the Facility, as the case may be, and all amendments, modifications, increases, decreases, renewals and/or extensions of any one or more of the foregoing.

         1.79 "RESTATED LOAN DOCUMENTS" means this Agreement, the Facility Note, Restated Security Documents, UCC-1's and any other documents executed or certified in connection with the Restated Loan.

         1.80 "RESTATED LOAN PARTY" means, collectively, the Borrower and each of its Subsidiaries (if any) which is or becomes a party to any Restated Loan Document.

         1.81 "RESTATED LOAN PROCEEDS" means all funds from any Restated Loan Advance to Borrower, or to a third party on behalf of Borrower.

         1.82 "RESTATED MATURITY DATE" means April 30, 2000, unless such date is extended by written agreement between the parties hereto.

         1.83 "RESTATED SECURITY AGREEMENT" means the Security Agreement, restated and amended, to be executed and delivered by the Borrower in substantially the form of EXHIBIT E, as such agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Borrower shall duly pledge to Lender all of its rights, properties, and assets.

         1.84 "RESTATED SECURITY DOCUMENTS" means the Restated Security Agreement and the Restated Intellectual Property Security Agreement, as the same may hereafter be amended, modified and/or supplemented, and all other writings now or hereafter executed to create, evidence and/or perfect any Lien(s) to secure the Obligations or any portion(s) thereof.

         1.85 "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         1.86 "SECURITY AGREEMENT" means the Security Agreement previously executed and delivered by the Borrower pursuant to the original Loan Agreement, pursuant to which the Borrower pledged to Imperial Bank Arizona all of its rights, properties, and assets.

         1.87 "SECURITY DOCUMENTS" means the Security Agreement and the Intellectual Property Security Agreement previously executed pursuant to the original Loan Agreement to create, evidence and/or perfect Lien(s) to secure the Obligations.

         1.88 "SHAREHOLDERS" means the Persons identified on EXHIBIT F hereto who are the current holders of the issued and outstanding capital stock of Borrower.

         1.89 "SOFTWARE PROPERTY" shall mean the following:

                  (a) All software programs (including source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by Borrower;

                  (b) All firmware associated with the property described in clause (a) of this definition;

                  (c) All documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to the software and firmware described in the preceding clauses (a) and (b) of this definition; and

                  (d) All rights held by Borrower with respect to all of the foregoing, including without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and substitutions, replacements, additions or model conversions of any of the foregoing.

         1.90 "SUBORDINATED DEBT" means Debt owed to a Related Person, an Affiliate of Borrower or a Person who has contractually subordinated Indebtedness owed by Borrower to that Person to Indebtedness owed by Borrower to Lender.

         1.91 "SUBSIDIARY" of any Person means a corporation, partnership, association or other business entity of which such Person owns beneficially or controls directly or indirectly through one or more intermediate Subsidiaries sufficient voting stock or other equity interest which is entitled ordinarily to vote for the election of directors or other governing body (however designated) to be assured of being able to elect a majority of the directors or other governing body or which is entitled to share more than fifty percent (50%) of the profits and losses, however determined.

         1.92 "TRADEMARK APPLICATIONS" shall mean (i) all applications for Trademarks that have been filed in the U.S. Patent and Trademark Office as of the effective date of this Restated Security Agreement, or in the future, that have not yet issued as trademarks, all whether now or hereafter owned or licensable by Borrower, including, but not limited to, those described on Schedule A-2 of EXHIBIT D hereto and (ii) all reissues, continuations, continuations-in-part, divisional or term restorations and all extensions thereof and all licenses thereof.

         1.93 "TRADEMARKS" mean (i) all trademarks, trade names, trade dress, service marks, prints and labels on which said trademarks, trade names, trade dress and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications (excluding, however, intent-to-use applications), registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Borrower, including, but not limited to, those described in Schedule A-1 of EXHIBIT D annexed hereto and made a part hereof, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (including, without limitation, all license agreements).

         1.94 "TRADEMARK PROPERTY" shall mean, with respect to any Person, the following:

                  (a) Now or hereafter in force throughout the world, including, without limitation, all of such Person's right, title and interest in and to all Trademarks, Trademark Applications, the goodwill of the business symbolized by Trademarks, all customer lists and other records relating to the distribution of products bearing the Trademarks;

                  (b) All extensions and renewals of any of the above;

                  (c) All Trademark licenses and other agreements providing such Person with the right to use any of the types of items referred to in clauses (a) and (b) of this definition;

                  (d) The right to sue for past, present and future infringements with respect to the Trademark Property described in clauses (a) and (b) of this definition and, to the extent applicable, clause (c) of this definition; and

                  (e) All proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims by such Person against third parties for past, present or future infringements with respect to the Trademark Property described herein, to the extent applicable, and all rights corresponding thereto throughout the world.

         1.95 "UCC" means the California Uniform Commercial Code, including the Comments of the National Commissioners on Uniform State Laws published as a part thereof.

         1.96 "UCC DEFINITIONS" means the terms "inventory", "documents", "equipment", "accounts", "account debtors", "instruments", "chattel paper", "general intangibles", "deposit accounts", "proceeds", and "good faith", when used in this Agreement or any writing executed in connection with or referred to in this Agreement, that shall have the same meanings as are provided in the UCC in effect on the date of this Agreement for such terms (notwithstanding any other or different statutory definitions in any other state(s) in which any inventory or lessor or lessee may be located); provided that the term "deposit accounts" shall include certificates of deposit and any other credit balances of any nature in or with any financial institution.

         1.97 "UCC-1's" means those Uniform Commercial Code Financing Statements, Forms UCC-1, executed by Borrower, and all extensions, amendments and renewals thereof.

         1.98 "WARRANT" means that certain warrant issued by Borrower to Lender, and any warrant taken wholly or partially in substitution or exchange therefore or in replacement thereof.

Certain additional terms used herein shall have the meanings provided in SECTION
12.9 of this Agreement.

SECTION 2 -- BASIC TERMS OF THE RESTATED LOAN

         2.1 The Facility.

                  (a) Advances. Subject to the terms and conditions of this Agreement, Lender agrees to advance money to or on behalf of Borrower, as Borrower shall request from time to time, provided: (i) on the date upon which the disbursement of an Advance is to be made, all applicable conditions precedent have been satisfied, and Lender shall be in possession of or be satisfied as to the terms or matters described in section 4 of this Agreement (as well as satisfaction of other conditions specified elsewhere herein or in the Restated Loan Documents which are applicable to such Advance); (ii) each such request is made prior to the Maturity Date; (iii) the purpose for which an advance is requested is to pay in full the Existing Loan, for general corporate purposes or for the short-term working capital needs of Borrower; and
         (iv) (A) immediately upon disbursement of the Advance, the aggregate unpaid principal balance of the Facility Note does not exceed the Facility Commitment, (B) the amount of the Advance does not exceed the then effective Net

         Availability, and (C) such Advance would not cause a violation of any of the financial covenants set forth in SECTION 9.7.

                  (b) Reborrowings. Subject to the terms and conditions hereof, Borrower may borrow, prepay and reborrow under SECTION 2.1(a) so long as (a) the principal balance of the Facility Note at any time outstanding does not exceed the Facility Commitment and (B) the amount of an advance does not exceed the then effective Net Availability. Lender, at its option, from time to time may make advances to or on behalf of Borrower in excess of the above stated limitations without impairing Lender's right to demand, at any time, repayment of such excess upon ten (10) days' written demand from Lender. Borrower's obligation to repay each advance made pursuant to this Section and to pay interest thereon, shall be evidenced by the Facility Note and this Agreement.

                  (c) Maturity. The Facility shall become fully due and payable and no addition Advances shall be available on or after the Restated Maturity Date.

                  (d) Principal and Interest Payments. Borrower shall pay to Lender (in arrears) accrued but unpaid interest, computed at the Facility Rate, on all sums outstanding under the Facility on the fifth day of each calendar month following the Restated Closing Date and thereafter until the Restated Maturity Date, at which time Borrower shall pay to Lender the amount necessary to pay in full all remaining principal and interest, together with any Lender's Expenses due Lender.

                  (e) Unused Commitment Fee. From and after the Restated Closing Date, Borrower shall pay Lender an unused commitment fee for the immediately preceding Fiscal Quarter, in an amount equal to one-half of one percent (0.50%) per annum multiplied by an amount equal to the difference between the Facility Commitment and the average daily balance of the Facility during the immediately preceding Fiscal Quarter. Such fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed and be payable in arrears, beginning on the fifteenth (15th) day of the First Fiscal Quarter following the Restated Closing Date, on the fifteenth (15th) day of each Fiscal Quarter thereafter, and on the Restated Maturity Date; provided that, if the Commitment is at any time terminated in its entirety, all accrued commitment fees relating thereto shall be payable at the applicable rate on the effective date of such termination.

SECTION 3 -- GENERAL ADVANCE AND REPAYMENT PROCEDURES

         3.1 Advances Evidenced and Secured By Restated Loan Documents. All Advances made by Lender pursuant to this Agreement and all other Obligations, whether arising from Advances made by Lender under this Agreement, reasonable costs incurred by Lender for purposes of preserving or protecting the Collateral pursuant to any of the Restated Security Documents, reasonable costs incurred by Lender in collecting any portion of the Obligations or in enforcing any of its rights under any of the Restated Loan Documents or any other amounts that Borrower are obligated to pay to Lender pursuant to the Restated Loan Documents, shall be evidenced by the Facility Note, and secured by the Liens of the Restated Security Documents.

         3.2 Requests for Advances. Subject to the provisions of SECTIONS 2 AND 4, Lender shall make Advances under the Facility upon receipt of appropriate requests therefor signed by one of the Authorized Signators in a form reasonably satisfactory to Lender, together with such information and writings as this Agreement may require to obtain such Advances under the Restated Loan. Borrower shall make its requests for Advances not later than 10:00 a.m. on the date an Advance is required to be disbursed. All requests for Advances shall: (a) contain the appropriate information required by SECTION 2 hereof; and (b) clearly identify any amounts requested for payment of the Restated Loan.

         3.3 Withholding from Advances. Upon the occurrence of an Event of Default, Lender is expressly authorized to withhold from any Advance under this Agreement, or portion thereof, as Lender in its discretion considers necessary to protect Lender from loss on account of any obligation required by this Agreement to have been performed by Borrower that has not been performed.

         3.4 Protective Advances. Although Lender shall have no obligation to make any Advance under this Agreement unless and until all of the relevant conditions set forth herein have been fulfilled, Lender, in its sole discretion, may make such Advance prior to that time without waiving or releasing any of the requirements or conditions of this Agreement; but Borrower shall continue to be strictly obligated and subject thereto, and all such conditions shall nevertheless be strictly and punctually fulfilled; and, notwithstanding any such disbursement, Lender, at its discretion, may discontinue any further Advances at any time until all of the relevant conditions of this Agreement have been strictly fulfilled. In the event of any dispute that, in the good faith opinion of Lender, may endanger the fulfillment of any condition or covenant contained herein, Lender may agree to make Advances for the account of Borrower without prejudice to Borrower's rights, if any, to recover said funds from the party to whom paid. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower, and shall constitute Advances pursuant to
SECTION 2.1. At any time that an uncured or non-waived Event of Default exists, Lender may at its sole option make Advances from the Restated Loan in payment of taxes, assessments, liens or encumbrances existing against any of the Collateral, and any charges and expenses that are the obligation of Borrower under any of the Restated Loan Documents. Notwithstanding what may otherwise be provided herein, Lender shall not make Advances in payment of taxes, assessments, liens or encumbrances if Borrower is then contesting such liability and Borrower has provided a bond or other form of additional collateral security acceptable to Lender (in its sole and absolute discretion) which when liquidated would provide enough cash to satisfy all obligations of Borrower under such liability including, without limitation, interest, penalties, costs and fees. All Advances pursuant to this SECTION 3.4 shall be deemed made under and added to the outstanding balance of Facility Note and bear interest as provided thereunder.

         3.5 Telephonic Notice of Advance Request. If Borrower elects to give telephonic notice to Lender of its advance request, then Borrower shall promptly mail written confirmation thereof to Lender, which confirmation shall be signed by one of the Authorized Signators. In implementing this arrangement under this
SECTION 3.5, Lender is authorized to act upon and honor any such telephonic notice which Lender believes, in its sole discretion, to emanate from an Authorized Signator acting pursuant to this Agreement, whether in fact that be the case or not, and

Lender shall not be liable for acting in good faith on notices which emanate from unauthorized individuals.

         3.6 Disbursement of the Restated Loan. Lender, at its option, may waive any condition to disbursement of any Advance or any disbursement procedure set forth in SECTION 4 hereof, but no such waiver shall be deemed to constitute a waiver of any other condition or procedure. Lender shall disburse the amounts requested by direct deposit into Borrower's account with Lender or as otherwise directed by Borrower.

         3.7 Statements. Lender shall send to Borrower monthly interest billings or statements by regular first class United States mail setting forth the accrued and unpaid balances of principal and interest due on the Restated Loan, and Borrower agrees to advise Lender with reasonable promptness if Borrower is aware of any errors therein.

         3.8 Time and Place of Payments. All payments of the Obligations (including without limitation payments of interest thereon), shall be made not later than 5:00 p.m. Phoenix, Arizona Time at the primary office of Lender in Phoenix, Arizona 85004. Funds received after such hour on any Business Day shall be treated for all purposes of this Agreement as having been received on the next succeeding Business Day. Whenever any payment to be made pursuant to the Restated Loan Documents is due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payments. Borrower authorizes Lender to collect all interest, fees, costs, and/or expenses due under this Agreement by charging Borrower's demand deposit account number 97003297 with Lender, or any other demand deposit account maintained by Borrower with Lender, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         3.9 Prepayment. Borrower may at any time, and from time to time, repay the Obligations in whole or in part without penalty, provided that all accrued and unpaid interest on the Obligations to be prepaid is also paid. All such prepayments shall be applied in the inverse order of maturity. All prepayments made by Borrower to Lender, shall be in lawful money of the United States of America in federal or other funds immediately available to Lender in Phoenix, Arizona.

         3.10 Insurance and Condemnation Proceeds. Any Net Proceeds payable with respect to a loss under any property insurance policy of any kind, now existing or after acquired, of any Collateral, any Net Proceeds from any award or compensation from any proceeding for the condemnation or taking by eminent domain of any Collateral, any Net Proceeds of other involuntary conversions of Collateral, and any portions thereof shall be payable to Lender as loss payee, and, except as otherwise provided in this SECTION 3.10, released to Borrower subject to any provisions of this SECTION 3.10.

                  (a) Conditions for Release of Proceeds to Borrower. Provided no Event of Default is then in effect and Borrower's Obligations have not been accelerated, Lender shall release the Net Proceeds described in SECTION 3.10 to Borrower, or, at the discretion of Lender, the Person responsible for doing the repair or supplying the replacement of the relevant Collateral upon receipt of a certificate from Borrower accompanied by appropriate evidence of the matters asserted therein that the Collateral with respect to which a property loss occurred has been repaired or replaced, or will be so repaired or replaced using such Net Proceeds, that the amount to be released does not exceed the cost of the repair or replacement, and that the amount to be released will be expended for such repair or replacement immediately after its release by Lender. Notwithstanding the foregoing, Lender shall not be required to authorize the release or payment of any such Net Proceeds resulting from any one incident where the Net Proceeds with respect to said loss, damage or destruction exceed $250,000.00 and where replacement or repair of the relevant Collateral is not necessary (in the reasonable judgment of Borrower) for the conduct of Borrower's on-going Primary Business. In any such case Lender, in its discretion, may elect to apply such Net Proceeds to the repayment of Borrower's Obligations (to be applied as if Net Proceeds from a Disposition of the relevant Collateral) or allow, as permitted herein, such Net Proceeds to be paid or released in the manner provided herein to Borrower in such amounts and on such terms as Lender may require.

                  (b) Proceeds Received After Acceleration of Obligations. Net Proceeds payable as the result of property losses, condemnation awards, and other involuntary conversions of Collateral and the allocation and distribution thereof while a notice of acceleration of Obligation is in effect, shall be paid to Lender. Any insurance Net Proceeds, or Net Proceeds from a condemnation award, or Net Proceeds of other involuntary conversions of assets, received by Borrower with respect to Collateral when a notice of acceleration of Obligations is in effect shall be held by Borrower in trust for Lender, shall be segregated from other funds of Borrower and shall, forthwith upon receipt, be turned over to Lender without any request from Lender, in the same form as received by Borrower (duly endorsed to Lender, if required), for application to the Borrower's Obligations.

SECTION 4 -- CLOSING AND CLOSING ADVANCES

         4.1 Conditions Precedent to Lender's Obligations. This Agreement (other than this SECTION 4), shall become effective as of the date hereof if, but only if, and Lender shall not be obligated to disburse all or any portion of the principal amount of the Restated Loan unless, on or before the Restated Closing Date and at the time of each Funding Date each condition or event described in
SECTION 4.3 has occurred or been satisfied, Lender has received each item described in SECTION 4.2, and each other condition specified elsewhere herein or in the Restated Loan Documents which are applicable to the Advance have been satisfied.

         4.2 Documentary Conditions. Lender shall have received the following (together with such other agreements, notes, certificates, orders, authorizations, financing statements, mortgages and other documents which Lender may at any time reasonably request), which, in the case of any instrument, agreement or other document, shall be in form and substance satisfactory to and approved by Lender, in recordable form where appropriate, and duly and validly executed, endorsed and delivered by Borrower or such other Person as may be appropriate:


                  (a) Authority. All of: (i) a copy of the articles of incorporation of Borrower, and all amendments thereto (certified by the Arizona Corporation Commission); (ii) a copy of Borrower's current bylaws and all amendments thereto certified by the secretary of

         Borrower; (iii) a certificate of Good Standing of Borrower issued by the Arizona Corporation Commission; (iv) copies of resolutions of the board of directors of Borrower, authorizing the execution, delivery and performance of the Restated Loan Documents by Borrower and all acts and transactions required or contemplated thereunder or thereby, (certified by the secretary of Borrower); (v) a certificate of incumbency of Borrower's officers, certified by the secretary of Borrower; (vi) any corporate documents or amendments thereto not previously delivered to Lender; and (vii) any other organization documents and/or verifications of authority, consents and existence as Lender may require in its sole and exclusive discretion.

                  (b) Audited Financials. The most recent draft of the audited consolidated financial statements of Borrower for the fiscal year ending December 31, 1998, to be certified by independent public accountants satisfactory to Lender, and in form and substance satisfactory to Lender.

                  (c) Expenses. All of Lender's Expenses incurred through the Restated Closing Date or as of any Funding Date, as the case may be.

                  (d) Fees. The Facility Origination Fee.

                  (e) Insurance Policies and Certificates. Copies of all policies of insurance, endorsements thereto, and certificates required under the Restated Loan Documents, accompanied by evidence of payment of the premiums therefor.

                  (f) Restated Loan Documents. The Restated Loan Documents and such other documents required by this Agreement or any of the Restated Loan Documents as in Lender's opinion may be necessary and/or appropriate to evidence or effectuate the intent of this Agreement or any Restated Loan Document. Lender shall also have received all other Security Documents, collateral assignments, financing statements for filing and/or recording and any other Lien writings required by Lender to evidence, create, perfect, and continue the Liens and security interests of Lender. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

                  (g) Landlord Consents. To the extent that such can be obtained with reasonable, good faith effort, a written agreement with each landlord of a premises leased by Borrower, containing such consents and waivers (in favor of Lender) as may be reasonably required by Lender.

                  (h) UCC Search. UCC, tax lien and judgment lien searches with respect to the Collateral, in each case dated not earlier than March 31, 1999, and indicating no prior Liens.

         4.3 Non-Documentary Conditions. The following conditions shall have occurred, exist or not exist, as applicable:

                  (a) Accuracy of Information. Lender must be satisfied that no information, document, exhibit or report furnished to Lender by Borrower in connection with the negotiation or execution of the Restated Loan Documents, or in connection with Borrower's application for the Restated Loan, and no report, statement or information required to be furnished by Borrower to Lender under the Restated Loan Documents, has contained or will contain, any material misstatement of fact, or any omission of a material fact or any other fact necessary to make any statement contained therein not misleading.

                  (b) Collateral. Lender must be satisfied that there have been no Material Adverse Changes in the Collateral. Lender shall have completed such examinations and/or audits of the Collateral as Lender deems necessary in its sole and absolute discretion.

                  (c) Default. There shall exist no condition, event or act that would constitute an event of Default or Potential Default under any of the Restated Loan Documents and no condition, event or act which, as a result of the giving of notice or the lapse of time, or both, as specified in this Agreement, would constitute such an event of Default.

                  (d) Litigation. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting any Restated Loan Party or any property of any Restated Loan Party that could have a Material Adverse Affect and that has not been disclosed by Borrower in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

                  (e) Management. The chief executive officer of Borrower is James Garvey.

                  (f) Margin Regulations. Lender must be satisfied that the making of the Restated Loan requested on such Funding Date does not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                  (g) Material Adverse Change. No event shall have occurred which has had or, in the opinion of Lender, could be reasonably expected to have a Material Adverse Effect, and there has occurred no Material Adverse Change, in the opinion of Lender, since the date of the most recent audited financial statements of Borrower delivered to Lender.

                  (h) Net Contributed Capital. Borrower shall have completed its contemplated $5,000,000.00 equity offering with ABN AMRO Capital (USA), Inc., 1 Eagle Trust, ABN AMRO Incorporated as manager and ABN AMRO Incorporated, from which Borrower shall have received not less than $2,999,998.

                  (i) Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Restated Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

                  (j) Performance of Agreements. Each Restated Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Restated Loan Document provides shall be performed by it on or before that Funding Date.

                  (k) Permitted Liens. Lender shall have received satisfactory evidence that none of the Collateral is subject to any Liens except Permitted Liens.

                  (1) Prohibitions. Lender must be satisfied that no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Restated Loan.

                  (m) Representations and Warranties. Lender must be satisfied that the representations and warranties contained herein and in the Restated Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Lender after the Restated Closing Date and approved by Lender.

                  (n) Shareholders. James Garvey owns not less than 25% of the common stock of Borrower.

                  (o) Solvency. Lender must be satisfied that on the Restated Closing Date, Borrower owns and will own assets the fair valuation and the fair salable value of which (each as determined in a manner and based upon assumptions acceptable to Lender) are (i) materially greater than the total amount of liabilities (including contingent liabilities) of Borrower and (ii) materially greater than the amount that will be required to pay the probable liabilities of Borrower, on a combined basis as they mature.

                  (p) Third-Party Approvals. Lender must be satisfied that any Person that is required pursuant to any instrument, contract, commitment or other agreement of any kind, or pursuant to any law or regulation to assent to or in any manner approve of any of the acts or transactions contemplated by this Agreement (or any of the other Restated Loan Documents), or the means of effecting any of the same, shall have given such assent or approval, and shall have been duly authorized so to do.

SECTION 5 - RESTATED SECURITY AGREEMENT AND COLLATERAL

         5.1 Grant of Security Interest. It is the intention of the parties hereto that the Obligations shall constitute one indebtedness, and shall constitute one general obligation, including all whole or partial extensions, renewals or replacements thereof, and including any obligation to perform or forbear from any action as well as any obligation to pay money. To secure the payment and performance of the Obligations, and to the extent not already created in favor of and granted to Lender, Borrower hereby creates and grants to Lender a security interest in the Collateral.

         5.2 Borrower's Duties Regarding Collateral. Borrower agrees as follows:

                  (a) General Maintenance of Collateral. Borrower: (i) shall maintain the Collateral in good condition and repair (ordinary wear and tear and depreciation excepted) and shall not permit its value to be materially impaired; (ii) shall keep the Collateral free from all Liens (other than the Liens of ad valorem property taxes which are not delinquent, any statutory landlords' liens which are covered by lien waivers, and any Liens in favor of Lender); (iii) shall defend the Collateral against all claims and legal proceedings by persons other than Lender; (iv) shall pay and discharge when due all taxes, levies and other charges upon the Collateral; (v) shall not sell, lease or otherwise dispose of the Collateral or permit it to become a fixture or an accession to other goods, except for sales or leases of equipment or obsolete, damaged or replaced equipment in the ordinary course of business and except as specifically authorized in this Agreement; and
         (vi) shall not permit the Collateral to be used in violation of any Legal Requirement or any policy of insurance. Notwithstanding the foregoing, Borrower may, in its sole and absolute discretion, obtain financing for its future acquisitions of vehicles or equipment from third party lenders, and grant or convey to such third party lenders such purchase money liens and security interests as may reasonably be required by such third party lenders, provided only, that the vehicles or equipment purchased or financed with all or part of the Proceeds of one or more of the Restated Loan made hereunder, shall be and remain free of any liens or security interests in favor of such third party lenders. Upon Borrower's written request, and at Borrower's cost and expense, Lender shall enter into intercreditor agreements or execute lien waivers as may reasonably be required by such third party lenders incident to their financing of Borrower's vehicles or equipment.

                  (b) Insurance. Borrower shall keep all Collateral and Lender's interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be reasonably satisfactory to Lender from time to time and shall furnish evidence of such insurance satisfactory to Lender. Each policy shall be payable to the Borrower and Lender as their interests appear. Borrower assigns and directs any insurer to pay to Lender the Proceeds of all such insurance and any premium refunds, and authorizes Lender to endorse in the name of Borrower any instrument for such Proceeds or refunds, and to apply such Proceeds or refunds as provided in SECTION 3.10 hereof. Lender is authorized, in the name of Borrower or otherwise, to make, adjust or settle claims under or cancel any insurance on the Collateral.

                  (c) Lien Waivers. Borrower shall (to the extent such can be obtained with reasonable, good faith effort) obtain and provide to Lender appropriate lien waivers from all present and future lessors of real property upon which any of the Collateral consisting of goods or any other Fixed Assets is at any time located.

                  (d) Perfection and Priority. Borrower shall pay all expenses and, upon Lender's request, execute all writings and take all other actions reasonably deemed advisable by

         Lender to preserve the Collateral or to establish, and determine priority of, perfection, continued perfection or enforce Lender's interest in the Collateral.

                  (e) Records. Lender may examine and conduct audits of the Collateral and Borrower's records concerning it, wherever located, and make copies of such records, at any time during normal business hours, and Borrower shall assist Lender in so doing; provided, however, Borrower shall be responsible for the cost and expense of any two audits per calendar year. Borrower shall keep accurate, complete and current records respecting the Collateral. In addition to the specific requirements of SECTION 9, Borrower shall, within ten (10) days of any request by Lender, furnish to Lender a detailed statement, certified as being substantially accurate by an Authorized Signator, setting forth the current status, value and location of all or any portion of the Collateral.

         5.3 Collateral Inspections. Lender shall have the right (but not the obligation) to do physical on-site examinations of the Collateral, conducted in a reasonable manner, upon one (1) day's prior written notice to Borrower.

         5.4 Deposits. Effective on the Closing Date, Borrower hereby pledges to Lender any and all deposits (including investment accounts) or other sums at any time credited by or due from Lender to Borrower as security for Borrower's Obligations, and at the direction of Lender, Lender may apply or setoff such deposits or other sums against Borrower's Obligations at any time following a Default as provided in SECTION 11.13, whether or not other Collateral is adequate to pay Borrower's Obligations.

SECTION 6 -- REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender as follows:

         6.1 Authority to Enter Transaction; Valid and Binding Obligation. Borrower is fully authorized and permitted to enter into this Agreement and the other Restated Loan Documents and the transactions contemplated herein upon the terms set forth herein, none of which conflict with any Legal Requirement applicable to Borrower or with the Articles or Bylaws of Borrower. This Agreement and each of the other Restated Loan Documents constitute valid and binding legal obligations of Borrower, enforceable in accordance with their respective terms.

         6.2 Capitalization. The authorized equity capitalization of Borrower consists of: (i) 5,000,000 shares of preferred stock, 1,666,666 of which have been designated as series A preferred, and all of which shares are issued and outstanding, and 3,333,334 shares designated as series B preferred, none of which is outstanding; (ii) 50,000,000 shares of common stock, 10,898,550 of which are issued and outstanding, 5,000,000 of which are reserved for issuance upon conversion of preferred stock and 1,494,500 of which are reserved for issuance upon exercise of options and warrants.. Except as noted, all shares are validly issued, fully paid and nonassessable. Shares outstanding are held of record and beneficially owned by the Shareholders. To the best of Borrower's knowledge, all issued and outstanding shares of capital stock of Borrower were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Warrant represents the right to purchase in the aggregate, at an initial exercise price of $2.00 per share, the number of shares of common stock of Borrower equal to one percent (1.0%) of the number of outstanding common shares of Borrower existent as of December 18, 1997; said number of shares and exercise price to be subject to adjustments as provided in the Warrant. The common shares issuable upon exercise of the Warrant are duly and validly authorized and reserved for issuance and when issued (upon exercise of the Warrant in accordance with the terms thereof) will be validly issued, fully paid and nonassessable. Borrower's Shareholders have no preemptive rights relating to the common shares of Borrower issuable upon the exercise of the Warrant. Borrower has created no liens, encumbrances, equities or restrictions on the shares to be issued pursuant to the exercise of the Warrant. Except as set forth in EXHIBIT F and except with respect to shares of preferred stock currently authorized by the Borrower, there are no existent preemptive or other outstanding rights, options, warrants, conversion rights subscriptions, convertible securities calls, or other agreements, commitments or understandings for the purchase or acquisition from Borrower of any shares of capital stock or other securities of Borrower, or obligating Borrower to issue any additional shares of its capital stock or any other securities, bonds or debentures of any class, or obligating Borrower to redeem any shares of capital stock or other securities of Borrower.

         6.3 Disclosure. To the best of Borrower's knowledge, no representation or warranty of Borrower contained in this Agreement, the financial statements, the other Restated Loan Documents, or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Restated Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

         6.4 Financial Condition. All financial statements concerning Borrower which have been furnished to Lender pursuant to SECTION 4.2(b) of this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do present fairly the financial condition of Borrower as at the dates thereof and the results of their operations for the periods then ended. The projections delivered have been prepared by Borrower in light of the past operations of the business of Borrower, and such projections represent the good faith estimate of senior management of Borrower concerning the most probable course of its business as of the date such projections are prepared and delivered.

         6.5 Intellectual Property.

                  (a) Borrower owns and possesses no right, title or interest in and to any Intellectual Property, except as disclosed in EXHIBIT D;

                  (b) To the best of Borrower's knowledge, Borrower has not infringed upon, misappropriated, or otherwise engaged in any conduct that conflicts or may conflict with, any proprietary rights of any third parties in any Intellectual Property, nor will any infringement, misappropriation or conflict occur as a result of the continued operation of its business as it is presently conducted; and

                  (c) Borrower has not granted to any third party any license, right or other interest in any Intellectual Property other than in the ordinary course of its business, and except as disclosed in EXHIBIT D.

         6.6 Licenses, Permits and Approvals. Borrower has obtained and has maintained in full force and effect all material licenses, permits, consents, approvals and authorizations necessary or appropriate for the operation of its Primary Business.

         6.7 Names. Borrower conducts business and has not at any time during the past five years conducted business under any name, trade name or fictitious business name other than those names set forth in this Agreement.

         6.8 No Actions, Suits or Proceedings. As of the Restated Closing Date no actions, suits or proceedings are pending or threatened against Borrower that Borrower should reasonably know might materially and adversely affect the payment or performance of the Obligations, or Borrower's performance under the Restated Loan Documents or Borrower's financial condition, business or operations.

         6.9 No Breach or Default Under Other Instruments or Agreements. The execution, delivery and performance by Borrower of this Agreement, the other Restated Loan Documents and all other writings relating to the Obligations does not result, and will not have resulted, in any material breach of the terms or conditions of, or constitute a material default under, any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in material default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

         6.10 Ownership of Assets and Conduct of Business. Borrower has full power and authority to own its property and assets and to carry on its business as now being conducted. Except for vehicles, furniture, fixtures, equipment and software purchased by loans or other financing from third party vendors as permitted by SECTION 8.1, Borrower owns the Collateral free of all security interests or other encumbrances except Permitted Liens and Security interests and encumbrances specifically approved in this Agreement, and no financing statement in favor of a person or entity other than Lender covering the Collateral is filed or recorded in any public office, except Permitted Liens.

         6.11 Prior Credit Agreements Acknowledgments. Borrower acknowledges that all promissory notes, the Loan Agreement and Loan Documents, and modifications thereto, which were previously made with Imperial Bank Arizona and/or Lender, and all of Lender's and Imperial Bank Arizona's rights thereunder, have been duly assigned to and are now owned and held by Lender. Borrower acknowledges with respect to the amounts heretofore or currently owing to Imperial Bank Arizona and/or Lender under the Loan Documents that Borrower has no offset, defense or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against Lender or Imperial Bank Arizona, or with respect to any document forming part of the transaction in respect of which the Loan Documents were made. Borrower acknowledges that all interest imposed under the Loan Documents through the date hereof, and all fees and other charges that have been collected from or imposed upon Borrower with respect to the original Loans evidenced by the Loan Documents were and are agreed to, and were properly computed and collected.

         6.12 Purpose of the Restated Loan. Borrower represents and warrants to Lender that: (a) the entire Proceeds of all Advances under this Agreement will be used solely and exclusively for business and commercial purposes; (b) no portion of any Advance hereunder will be used for any personal, consumer, family, household or similar purpose; and (c) no portion of any Advance hereunder will be used for the immediate, incidental or ultimate purpose of "purchasing" or "carrying" any "margin stock" as described in Regulation U (12 C.F.R., part 221) of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any indebtedness which was originally incurred for such purpose.

         6.13 Recitals. The recitals appearing in this Agreement are true and correct in all material respects.

         6.14 Representations and Warranties. All representations and warranties made by Borrower under or in connection with the Loan Documents and the Restated Loan Documents or in any other document delivered by Borrower to Lender shall be conclusively deemed to have been relied upon by Lender in making the Restated Loan in accordance with the terms and conditions of this Agreement, and shall survive the execution, delivery and performance of the Restated Loan Documents, notwithstanding any investigation made, by Lender or any of its respective agents. All statements contained in any certificate or financial statement hereafter delivered by Borrower to Lender shall constitute representations and warranties made by Borrower hereunder. Each request by Borrower for an Advance under this Agreement shall constitute an affirmation on the part of Borrower that the representations and warranties contained in this SECTION 6 are true and correct as of the time of such request and that the relevant conditions precedent set forth in this Agreement have been fully satisfied.

         6.15 Status of Borrower. Borrower is, and shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is qualified to do business in Arizona.

         6.16 Subsidiaries. Borrower has no Subsidiaries.

         6.17 Taxes. Borrower has filed all federal, state and local tax returns and Borrower has paid all of its current obligations before they became delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

         6.18 Year 2000 Compliance. Borrower has reviewed the areas within its operations and business which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem and has made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a material adverse effect upon its financial condition, operations or business as now conducted. "YEAR 2000 PROBLEM" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates one or after December 31, 1999.

SECTION 7 -- COVENANTS

         So long as any of the Commitment remains in effect hereunder and until all of the Obligations have been finally matured and fully paid and performed:

         7.1 Access to Accountants. Borrower authorizes Lender, in Lender's reasonable discretion, to discuss its financial condition and financial statements with Borrower's independent public accountants upon reasonable notice to the independent public accountants of its intention to do so, and authorizes such accountants to respond to all of Lender's inquiries.

         7.2 Account Covenants; Verification. Borrower shall, at its own expense: (a) upon Lender's request, cause all invoices evidencing accounts and all copies thereof to bear a notice that such invoices are payable to the lock boxes established in accordance with SECTION 11.5 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under the accounts. No discounts, credits or allowances will be issued, granted or allowed by Borrower to customers and no returns will be accepted without Lender's prior written consent; provided, that until Lender notifies Borrower to the contrary, Borrower may presume consent. Borrower will immediately notify Lender in the event that a customer alleges any dispute or claim with respect to an account (which dispute or claim is reasonably likely to have a Material Adverse Effect on Borrower) or of any other circumstances known to Borrower that may impair the validity or collectibility of an account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

         7.3 After Acquired and Other Collateral. Borrower will promptly make appropriate copyright registrations with respect to, and (to the extent not already granted in the Loan documents or the Restated Loan Documents) will grant to Lender a Lien on, Intellectual Property hereafter developed by Borrower, either individually or jointly with others.

         7.4 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Lender, notify such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

         7.5 Bank Accounts. Borrower shall maintain a majority (determined on the basis of average monthly balances) of its depository or other similar accounts with Lender. Borrower shall immediately deposit, upon receipt, all Proceeds of Collateral into such accounts. Borrower will give Lender prompt notice of any new bank accounts the Borrower (or any of its Subsidiaries (if any)) intends to establish prior to opening of same.

         7.6 Collateral Locations. Borrower will keep the Collateral at its current location. With respect to any new location (which in any event shall be within the continental United States), the Borrower will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of Lender in the Collateral prior to the transfer or removal of any Collateral to such new location.

         7.7 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.

         7.8 Compliance with Laws. Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

         7.9 Corporate Existence. The Borrower will at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower will promptly notify Lender of any change in its ownership or corporate structure.

         7.10 Events of Default and Material Adverse Changes. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of its chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, are taking and propose to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any facts or circumstances (other than facts or circumstances generally known within the business community that are not unique or relating especially to Borrower) which have given (or are likely to give) rise to a Material Adverse Effect; or (3) any notice of default that any Person has given to Borrower or any other action taken with respect to a claimed default.

         7.11 Government Notices. Borrower will deliver to Lender promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any Governmental Authority concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's payment or non-payment of any taxes including any tax audit.

         7.12 Inspection. Borrower shall permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of the Borrower and its Subsidiaries (if any), including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and business with its and their officers at such reasonable times during normal business hours and as often as may be reasonably requested upon one (1) day's prior written notice to Borrower. Borrower acknowledges that Lender intends to make such inspections on a quarterly basis, and Borrower agrees to pay reasonable Lender's Expenses in connection therewith.

         7.13 Insurance. Borrower will maintain or cause to be maintained, at its expense, with financially sound and reputable insurers, adequate fire, public liability and other hazard and liability insurance and property damage insurance with respect to its business and properties against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrower shall cause a lender's loss payable endorsement in favor of Lender to be added to all insurance policies relating to any Collateral and cause Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Lender and will, within thirty (30) days of any request of Lender, deliver to Lender copies of the policies concerned or a detailed schedule of insurance in force.

         7.14 Lender's Expenses. In addition to any requirements under the Restated Loan Documents and the documents relating to this Agreement, Borrower shall immediately reimburse Lender for all reasonable Lender's Expenses upon Lender's request therefor.

         7.15 Licenses. Borrower shall use best efforts to obtain promptly and keep in full force and effect all licenses, permits, authorizations, rights and franchises necessary to its on-going business and shall not engage in any action or do anything which would impair any such license, permit, authorization, right or franchise. Borrower shall promptly advise Lender of any order, application, suit, hearing or proceeding which might affect materially and adversely its rights in any respect in any license, permit, authorization, right or franchise. Borrower shall use its best efforts to defend against such order, application, suit, hearing or proceedings.

         7.16 Litigation. Borrower will give Lender prompt notice of:

                  (a) The institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any property of Borrower, not previously disclosed to Lender, that could have a Material Adverse Effect;

                  (b) Any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting Borrower or any property of Borrower which is reasonably likely to have a Material Adverse Effect, and provide such other information as may be reasonably available to enable Lender and its counsel to evaluate such matter;

                  (c) Any litigation or claims that may or could materially and adversely affect the repayment of any Obligation(s), the performance by Borrower under the Restated Loan Documents or the financial condition or operations of Borrower; and

                  (d) All complaints and charges filed by or with any Governmental Authority or any other person or entity (i) that could materially and adversely affect the Collateral or any portion thereof or any of the Restated Loan Documents, or (ii) that lead to the exercise of supervision or control of Borrower, or its business or assets, that could impair the security of Lender or adversely affect any of its rights under any of the Restated Loan Documents.

         7.17 Locations. Borrower will give Lender at least thirty (30) days advance written notice of any change in the principal place of business of Borrower or any change in the location of its books and records or of any new location for its books and records.

         7.18 Maintenance of Properties. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of the Borrower and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         7.19 Other Information Documents or Acts. Borrower, at its expense, shall execute and deliver, or cause to be executed and delivered, to Lender such other writings, including current and updated certified copies of corporate borrowing resolutions, and shall do or cause to be done such other acts as Lender may reasonably require in connection with the Restated Loan. Borrower shall from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations provided for in the Restated Loan Documents. At Lender's request, Borrower shall cause any Subsidiaries (if any) of Borrower promptly to guaranty the Obligations and to grant to Lender security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations.

         7.20 Perfection Changes. Borrower shall notify Lender, within thirty
(30) days after the occurrence of any other event known to any of it which requires action be taken to maintain the perfection and priority of the Liens granted or to be granted to Lender.

          7.21 Release. Borrower, effective on and from the Restated Closing Date, does hereby unconditionally, absolutely and irrevocably release Lender and Imperial Bank Arizona, and their respective employees, agents and officers from any and all Claims (as the term is defined in this Section) and defenses against them or any of them, and agrees that Lender and Imperial Bank Arizona, and their respective employees, agents and officers shall have no liability to Borrower by reason of anything occurring prior to the Restated Closing Date. Accordingly, this Agreement is made to compromise, resolve, settle, and terminate all actual and potential Claims by reason of anything occurring prior to the Restated Closing Date. The term "CLAIMS" as used in this Section means all claims, complaints, demands, causes of action, damages, costs, expenses, fees, and all other debts, liabilities or obligations of every sort and description, direct and indirect, fixed or contingent, known or unknown, and whether or not liquidated, arising out of, caused by, or otherwise related in any way to events or transactions occurring prior to the Restated Closing Date, between or among or affecting any of the parties hereto and Imperial Bank Arizona. Borrower agrees that this general release extends to Claims which Borrower may not know of or suspect to exist in its favor at the time of executing this release, and Borrower specifically the provision of any law providing that a general release does not extend to claims that the releasing party does not know of at the time of executing the release. In that regard, Borrower expressly waive the provisions of California Civil Code Section 1542, which provides that: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." To the extent permitted by law, regulation, guide or code, Borrower expressly waives and assumes the risk of any and all Claims arising out of any matter described or referred to in this

Section that exist as of the date hereof, but which they do not know or suspect to exist in their favor, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect its decision to enter into this Restated Loan Agreement. Borrower understands that its release will prevent it from making any further claim against Lender or Imperial Bank Arizona, even for damages not now known to exist, and even if the extent of damage may actually be greater than it now understands it to be. This Agreement has been negotiated and entered into with knowledge that such risks exist and are assumed by Borrower.

         7.22 Subordinated Debt and Other Indebtedness Notices. Borrower shall promptly deliver copies of all notices given or received by a Restated Loan Party with respect to noncompliance with any term or condition related to any Subordinated Debt and other Indebtedness, and shall promptly notify Lender of any potential or actual event of default with respect to any Subordinated Debt or other Indebtedness.

         7.23 Taxes and Other Liabilities. Borrower shall pay and discharge, before the same become delinquent and before penalties or interest accrue thereon, all taxes, assessments, and governmental charges of, upon, or against Borrower or any of its property, and all other debts, obligations and liabilities existing at any time, including, without limitation, all withholdings, premiums, deposits, remittances and payments due under any applicable federal or state law related to employment, payroll, workers' compensation and unemployment compensation, except to the extent and so long as:
(i) the same are being contested in good faith and by appropriate proceedings in a manner that will not have any material adverse effect upon the financial condition of Borrower or the loss of any right of redemption from any sale thereunder; and (ii) the Borrower shall have set aside on its books reserves (segregated to the extent required by regulation or sound accounting practice) deemed by Borrower and its certified public accountants to be adequate with respect thereto.

         7.24 Trade Names. Borrower will give Lender at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

         7.25 Use of Advances; Costs and Expenses Relating to Collateral. Borrower shall use all Advances from the solely for permitted purposes for the particular Advances described in this Agreement, consistent with all applicable laws, statutes, rules and regulations. No portion of the Proceeds of any Restated Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such Proceeds to violate or require a filing by Lender or Borrower under Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act. Borrower shall promptly pay all costs and expenses relating to the Collateral, but may contest in good faith the validity or amount thereof provided that Borrower shall have furnished Lender a cash deposit or other appropriate security in an amount and form satisfactory to Lender to protect Lender against the creation of any lien on, or any sale or forfeiture of, any Collateral. Upon the final determination of Borrower, such contest, Borrower shall promptly pay any sums determined to be due, whereupon any deposit or security provided by Borrower shall be returned to Borrower.

SECTION 8 -- NEGATIVE COVENANTS

         Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations, unless Borrower has received the prior written consent of Lender, Borrower shall not:

         8.1 Additional Debt. Except for de minimis Debt, Capital Leases and purchase money Security interest Debt allowed by this SECTION 8.1, incur any senior indebtedness (as defined under GAAP). Notwithstanding the foregoing, Borrower may, in it sole and absolute discretion, enter into one or more loans, leases or other financing arrangements for the acquisition of vehicles, furniture, fixtures, equipment and software to be used in the Primary Business of Borrower without the prior written consent of Lender and give, grant or convey liens or security interests in such vehicles, furniture, fixtures, equipment and software financed to such third party lender or lessor as security for such loans, leases or financing. As stated above, Lender will, at the written request and expense of Borrower, enter into intercreditor agreements or execute lien waivers as reasonably required to assure any such third party lender that Lender's Liens and security interests in and to Borrower's vehicles and equipment generally is subordinate to such third party's liens and security interests in the vehicles or equipment acquired or purchased with the financing from such third party lender.

         8.2 Amendments to Organizational Documents. Amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect. Borrower's Articles or Bylaws shall not be modified or amended in any respect without Lender's prior written consent, (which shall not be unreasonably withheld). In the event of any modification or amendment of any such Articles or Bylaws, Lender may impose such documentary, opinion of counsel and/or recording and filing conditions and requirements as Lender may determine on a conservative basis are required or prudent to assure that Lender's rights under the Restated Loan Documents will be maintained in full force and effect and will not be impaired.

         8.3 Change of Control, Structure or Management. (i) Cause or permit a Change of Control to occur, exist, or continue (ii) enter into any transaction of merger or consolidation; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (iv) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired; (v) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; or (vi) turn over the management or operation of its property, assets or business to any other person or entity. In the event of a merger approved by Lender, the surviving company or the resulting new entity must be in compliance with all material terms, covenants and provisions hereof as if it were deemed to be a "Borrower" for all purposes hereunder.

         8.4 Conduct of Business. Engage in any business other than businesses of the type engaged in by Borrower on the Restated Closing Date, or cease to conduct its operations or its business for any reason.

         8.5 Compliance with ERISA. Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Borrower shall not fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

         8.6 Dividends. Except as provided for in the Articles of Restatement of Articles of Incorporation of Borrower, dated April 9, 1999, and filed April 9, 1999, but not including any amendments or modifications thereof:

                  (a) Declare, pay or make any Except as provided for in the Articles of Restatement of Articles of Incorporation of Borrower, dated April 9, 1999, and filed April 9, 1999, but not including any amendments or modifications thereof, dividend or Distributions (in cash, property or obligations) on any shares of any class of capital stock (including preferred stock), now or hereafter outstanding, of Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (including preferred stock), now or hereafter outstanding, of Borrower (other than dividends or distributions payable in its capital stock or warrants, options or other rights to purchase its capital stock or split-ups or reclassifications of its stock into additional or other shares of its capital stock); or

                  (b) Apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem, any shares of any class of capital stock (including preferred stock), now or hereafter outstanding, of Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (including preferred stock), now or hereafter outstanding, of Borrower; or

                  (c) Pay or make any Distributions of royalties or license fees to any shareholder; provided that the foregoing shall not prohibit Distributions to enable Borrower's shareholders to pay income taxes for which they become liable as a result of Borrower's income (provided such Distributions are limited in amount to the estimated tax liability of said shareholders, calculated on the assumption that each shareholder's income is taxed at the highest marginal rate provided by the IRC).

         8.7 Environmental Liabilities. (a) Violate any applicable Environmental Law; (b) dispose of any Hazardous Substances (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Restated Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Restated Loan Party.

         8.8 Fiscal Year. Change its Fiscal Year.

         8.9 Guaranties. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of the issue of "comfort letters" or "put options" with respect to any obligations, or by way of stock purchase, capital contribution, advance or Restated Loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise.

          8.10 Indebtedness and Liabilities. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:
(a) the Obligations; (b) Indebtedness represented by trade payables incurred in the ordinary course of business; and/or (c) Indebtedness existing on the Restated Closing Date, and additional Indebtedness as permitted herein. Except for Indebtedness described permitted in the preceding sentence, the Borrower will not incur any Liabilities except for trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that the Borrower has established adequate reserves therefor, if appropriate under GAAP.

         8.11 Investments and Loan. Make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; and (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $25,000.00 at any time for the Borrower and its Subsidiaries (if any) on an aggregate basis.

         8.12 Issuance of Stock of a Subsidiary. Form, issue or sell any capital stock of or other equity interest in a Subsidiary. In the event that Lender shall consent to the formation or acquisition by Borrower of any new subsidiary corporation, or participation in any partnership or joint venture, whether or not wholly owned, Borrower shall promptly and diligently take all actions necessary to cause such corporation, partnership, or venture to become a "CO-BORROWER" for all purposes of this Agreement and a "DEBTOR" under any other Restated Security Documents reasonably required by Lender. The term "CO-BORROWER" shall mean that such corporation, partnership, or venture shall be jointly liable, and each severally and unconditionally liable, for the full payment and satisfaction of the Restated Loan and all Obligations of Borrower under this Agreement. The term "DEBTOR" shall have the meaning set forth in the Restated Security Agreement.

         8.13 Liens. Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or any Proceeds, income or profits therefrom.

         8.14 Management Fees and Compensation. Pay any management fees, directors' fees, guaranty fees, consulting fees or similar fees to any director or officer or any Restated Loan Party except for salaries and bonuses paid to full-time employees of the Borrower in accordance with past practice and in the ordinary course of business and customary directors' and consulting fees paid to independent directors of the Borrower.

         8.15 No Negative Pledges. Enter into or assume any agreement (other than the Restated Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

         8.16 Permitted Acquisitions. Borrower shall not, without having received the prior written consent of Lender (which consent shall not be unreasonably withheld), acquire another company or operating entity having assets of more than $100,000.00, either by acquisition of its stock or a controlling interest therein, or by acquisition of all or substantially all of the assets of such other entity.

         8.17 Press Release; Public Offering Materials. Except as required by law, disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Restated Loan Party.

         8.18 Subordinated Debt Changes. Change or amend the terms of the Subordinated Debt if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness or the principal amount thereof; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness;
(e) change the subordination provisions thereof, or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower or Lender.

         8.19 Source Code Escrow. Enter into any escrow affecting or concerning any software program, its source code, object code or any related applications and data files.

         8.20 Subsidiaries. Establish, create or acquire any new Subsidiaries.

         8.21 Tax Consolidations. File or consent to the filing of any consolidated income tax return with any Person.

         8.22 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of Borrower, except for transactions in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

         8.23 Transfers, Liens and Related Matters. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that the Borrower may:

                  (a) Sell inventory (including Software Property) in the ordinary course of business;

                  (b) Make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $50,000.00 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $100,000.00;
         (2) the
consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) after giving effect to the sale or other Disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the Proceeds thereof, the Borrower is in compliance on a pro forma basis with the covenants set forth in
SECTION 9 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (5) no Default or Event of Default shall result from such sale or other Disposition; and

                  (c) Sell assets that have become obsolete, outdated or have been consumed or worn out in their ordinary usage.

         8.24 Warrant Covenants. For so long as the Warrant is to any extent outstanding, unexpired and unexercised, regardless of whether the Restated Loan and the other Obligations shall have been repaid:

                  (a) Authorize or issue, or commit to authorize or issue, any class of its capital shares other than the class of common shares and preferred shares currently authorized by Borrower's Articles of Incorporation, nor amend Borrower's Articles of Incorporation to any manner alter or modify the rights and privileges of the holders of the common shares.

                  (b) Fail to perform and observe all covenants, agreements and obligations imposed upon it under the terms of the Warrant.

                  (c) Except for Series B preferred stock which Borrower may be obligated to issue, issue or sell, or become obligated to issue or sell any of its shares or securities to any Person unless (i) such sale is at arm's length, and Borrower receives, in the good faith judgment of its board of directors, the fair market value of its shares or securities sold in cash, and (ii) the purchaser is not an Affiliate.

         8.25 Year 2000 Compliance. Borrower shall perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors whose compliance is likely to be material to Borrower's business, become "YEAR 2000 COMPLIANT" in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this Section, "YEAR 2000 COMPLIANT" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Lender such certifications or other evidence of Borrower's compliance with the terms of this Section as Lender may from time to time require.

SECTION 9 -- FINANCIAL AND OTHER REPORTING

         9.1 [Intentionally Blank].

         9.2 Accountants' Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

         9.3 Accounting System. Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP.

         9.4 Borrowing Base Certificates. Within twenty (20) days after the end of each Fiscal Quarter, Borrower shall furnish Lender a Borrowing Base Certificate, reflecting the amount and calculation thereof, of Gross Availability and Net Availability as of 5:00 P.M. on the last Business Day of the immediately preceding Fiscal Quarter.

         9.5 Change in Fiscal Year or Accounting Methods. Borrower shall not without having received the prior written consent of Lender (which consent shall not be unreasonably withheld), change its Fiscal Year or other accounting periods, or change its method of accounting other than to conform to GAAP applied on a consistent basis.

         9.6 Compliance Certificates. Borrower will deliver to Lender, within twenty (20) days after each Fiscal Quarter, and no later than April 30 of each Fiscal Year, a Compliance Certificate, together with copies of the calculations and work-up employed to determine the Borrower's compliance or noncompliance with the financial covenants set forth in SECTION 9.7 and the calculation (and non-compliance with, if applicable) said covenants.

         9.7 Financial Covenants. Until payment in full of the Obligations, Borrower agrees that as of the last day of each Fiscal Quarter, its:

                  (a) Current Ratio shall not be less than 2.00 to 1.00, measured on a quarterly basis.

                  (b) Adjusted Debt to Worth Ratio shall not be greater than
         2.00 to 1.00, measured on a quarterly basis.

                  (c) Interest Coverage Ratio shall not be less than 2.00 to 1.00.

         9.8 Financial Statements. Borrower shall cause to be prepared and shall deliver or cause to be delivered to Lender:

                  (a) Borrower will furnish to Lender, as soon as available and in any event (in the case of (i), (ii) and (iii) of this Subsection) no later than April 30 of each Fiscal Year of Borrower: (i) consolidated and consolidating balance sheets of Borrower as of the end of such Fiscal Year; (ii) consolidated and consolidating statements of income and retained earnings of Borrower for such Fiscal Year; (iii) a statement of cash flow of Borrower for such Fiscal Year; (iv) copies of Borrower's most recent tax returns; and (v) any reports submitted by any independent certified public accountants in connection with the preparation of, or concerning, tax returns of Borrower. Financial statements shall be in reasonable detail and state (in such comparative form as shall be requested by and be reasonably acceptable to Lender) the respective consolidated and consolidating figures for the corresponding date and period in the prior Fiscal Year, and be prepared in accordance with GAAP, and (in the case of the annual consolidated financial statements) shall be audited by an independent certified public "Big Five" accounting firm selected by Borrower and reasonably satisfactory to Lender.

                  (b) Borrower will furnish to Lender, as soon as available and in any event within twenty (20) days after the end of each calendar month, consolidated and consolidating balance sheets for Borrower as at the end of such month, consolidated and consolidating statements of income and retained earnings of Borrower for the period commencing at the beginning of the current fiscal year and ending with the end of such month, and a statement of cash flow of Borrower for the portion of the fiscal year ended with the last day of such month all in reasonable detail and stating (in such comparative form as shall be requested by and be reasonably acceptable to Lender) the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP (although footnotes shall not be required and variances in format from that required by GAAP shall be permitted), and certified by the chief financial officer of Borrower as being substantially accurate (subject to normal year-end audit adjustments) by the chief financial officer of Borrower.

                  (c) Borrower will furnish to Lender, as soon as available and in any event within twenty (20) days after the end of each Fiscal Quarter, a pro-forma financial plan for the next four (4) Fiscal Quarters.

         9.9 Other Information. Except as would violate mandatorily applicable law, Borrower shall: (a) furnish to Lender, with reasonable promptness, such data and information, financial or otherwise, concerning Borrower as Lender may from time to time reasonably request; (b) promptly notify Lender of any condition or event which constitutes an Event of Default or a material adverse change in the financial condition of Borrower; and (c) permit any authorized representative of Lender to inspect the books of account of Borrower to make extracts or copies therefrom and to discuss with Borrower its affairs, finances and accounts at reasonable times upon reasonable notice.

         9.10 Proxy Statements and Securities Reports. Borrower will furnish Lender promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, including all reports on Form 10-K and 10-Q.

         9.11 Reports to Other Persons. Borrower will furnish promptly after the furnishing thereof, copies of all financial statements, financial reports and management reports, including accountants' reports with respect to financial statements, relating to Borrower furnished to any other Person and not otherwise required to be furnished to Lender pursuant to any other clause of this Agreement; provided (i) the content of the statement or report concerns the business, assets, revenues, financial condition, results of operations, cash flow, or the prospects of Borrower, or the ability of Borrower to perform any of its payment or other material obligations under the Restated Loan Documents;
(ii) the information contained therein is not subject to an attorney-client privilege, and (iii) disclosure of the same would not, in the reasonable judgment of Borrower, after consultation with counsel, give rise to a significant risk of violating applicable securities laws or other applicable laws.

SECTION 10 -- EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. A Default occurs upon the occurrence of any one or more of the conditions or events (whether or not within the control of Borrower) described in SUBSECTIONS 10.1 (a) THROUGH (m), but only after Lender gives Borrower a Notice of Default, and after the lapse of any applicable Cure Period; provided, however, there shall be no Default if Lender approves, or waives the effect, of the condition or event that would otherwise give rise to a Default.

                  (a) Insolvency Matters. Borrower: (i) becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due; (ii) applies for the appointment of a trustee, receiver, sequestrator or other custodian for Borrower or any substantial portion of its property, or makes a general assignment for the benefit of creditors; (iii) in the absence of such application, consents or acquiesces, permits or suffers to exist the appointment of a trustee, receiver, sequestrator or other custodian for Borrower, or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that Borrower hereby expressly authorizes Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend the rights of Lender under the Restated Loan Documents; (iv) affects or participates in, or permits or suffers to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of Borrower or proceeding is not commenced by Borrower, such case or proceeding shall be consented to or acquiesced in by Borrower or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that Borrower, hereby expressly authorizes Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend the rights of Lender under the Restated Loan Documents; or (v) takes any action authorizing, or in furtherance of, any of the foregoing.

                  (b) Breach of Warranty. If any warranty, representation or financial or other statement or certificate contained in any Loan Document or other Restated Loan Document, or made or furnished to Lender by or on behalf of Borrower, shall be false, inaccurate or misleading (or there shall be any material omission) in any material respect as of the relevant date(s) reflected thereby.

                  (c) Change of Control or Change of Management. The occurrence of a Change of Control or Change of Management.

                  (d) Default in Other Agreements. The holder of any Debt or Indebtedness of Borrower having an individual principal amount in excess of $25,000 is then entitled to cause such Debt or Indebtedness to become or be declared due prior to its stated maturity.

                  (e) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral, in each case, for any reason other than the failure of Lender to take any action within its control.

                  (f) Injury to Collateral. Any material injury to, or destruction or loss of the Equipment Collateral that is not adequately insured against, consisting of more than $150,000.00.

                  (g) Invalidity of Restated Loan Documents. Any of the Restated Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower denies that it has any further liability under any Restated Loan Documents to which it is party, or gives notice to such effect.

                  (h) Levy and Execution. The issuance of a levy or execution involving a claim of more than $25,000.00 against any of the property or effects of Borrower.

                  (i) Liens. If any mechanics, or materialmen's lien, tax lien or levy, attachment, garnishment, replevin, execution, or other statutory or judicial lien is filed, levied or claimed against all or any portion of or any interest in the Collateral or any undisbursed deposits or committed Restated Loan Proceeds under this Agreement, and such claim or lien is not discharged, satisfied or bonded over to Lender's satisfaction before the earlier of: (i) forty-five (45) Business Days thereafter; and (ii) not less than five (5) Business Days prior to any sale of any portion of or interest in the Collateral pursuant thereto.

                  (j) Non-Monetary Default Under Restated Loan Documents. Any material failure or neglect of the Borrower to perform or observe any of the terms, provisions, conditions or covenants of any Restated Loan Document or any other writing executed or delivered in accordance with the provisions of any Restated Loan Document, other than for the payment of monies to Lender.

                  (k) Non-Payment. Failure to pay any sum owing hereunder or under any other indebtedness of the undersigned to Lender as agreed.

                  (l) Transfer of Collateral. The sale, assignment, pledge, transfer, hypothecation, encumbrance or other Disposition of the Collateral or of any more than de minimis portion thereof (or any interest therein) by Borrower, except in the ordinary course of business (which shall include the Disposition of obsolete or retired property not used or useful in its business), without the written consent of Lender or except as may be authorized herein.

                  (m) Termination of Borrower. If Borrower is dissolved, liquidated or terminated, without an immediate reconstitution, or otherwise ceases to exist.

SECTION 11 -- REMEDIES

         11.1 Acceleration. At any time when a Default shall have occurred (and not be cured as provided in this Agreement or waived in writing by Lender) or shall exist, without notice to, demand, presentment, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, Lender shall have the right to accelerate the Maturity Date of the applicable Note and require immediate payment of the entire principal sum owing, together with all accrued and unpaid interest, Advances, and Lender Expenses, and all other amounts payable by Borrower hereunder; provided, however, upon the occurrence of a Default under SECTION 10.1 (c), (g) and (i) the entire amount of Borrower's Obligations shall be deemed fully due and payable without notice to, demand, presentment, protest or other formalities of any kind, all of which are expressly waived by Borrower.

         11.2 Advances to Protect Lender's Interests. Regardless whether a Default or Potential Default shall have occurred or exist, with notice to be given Borrower as promptly as is practicable (and, in advance, if practicable), Lender shall have the right but not the obligation, at any time to advance to any Person any sum which Lender in its judgment deems necessary to protect or preserve the Collateral or Lender's security interests in or liens on the Collateral (or the priority thereof), or to cure any Default which shall then exist. Each such Advance shall constitute a part of Borrower's Obligations and shall be secured by the Collateral and, at Lender's election, shall either be reimbursed to it by Borrower immediately upon demand or added to Borrower's Obligations balance and bear interest at the Default Rate under the Facility Note. It is understood and agreed that nothing herein contained shall obligate Lender to make any such advance, nor shall the making of one or more such advances constitute an agreement by Lender to make any further advance or be deemed a waiver of any Default by Borrower under the terms hereof or of any other Restated Loan Document. Lender shall seasonably inform Borrower of any such advance, but failure to so inform or delay therein shall not limit or otherwise affect Borrower's obligation under this SECTION 11.2 to reimburse such advance or to pay interest thereon.

         11.3 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the Proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all Lender Expenses incurred by Lender; second, to accrued and unpaid interest on the Obligations; third, to the principal amounts of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Lender.

         11.4 Cessation of Funding. Lender shall have the right to cease making any disbursements hereunder or pursuant to any of the other Restated Loan Documents.

         11.5 Collection of Accounts and Payments. Upon the occurrence of an Event of Default and at any time while an uncured or non-waived Event of Default exists, if requested by Lender, Borrower shall establish such lock boxes and depository accounts ("BLOCKED ACCOUNTS") in Borrower's name with such banks as are acceptable to Lender (subject to Bank Agency Agreements and to irrevocable instructions acceptable to Lender as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Borrower will immediately deposit all cash payments made for inventory or other cash payments constituting Proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Borrower hereby agrees that all immediately available funds received in the Blocked Accounts shall on the Business Day of receipt be forwarded to Lender. All payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Lender and whether on the accounts or as Proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Lender may settle, compromise, extend or renew the indebtedness of such account debtors. Borrower hereby constitutes and appoints Lender and all Persons designated by Lender for that purpose as the Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment or Proceeds described in this SECTION 11.5, and all Proceeds of Collateral that come into Lender's possession or under Lender's control. Both the appointment of Lender as Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or Proceeds of accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Lender at its address set forth in SECTION 12.14 below.

         11.6 Cure Period. Upon the occurrence of an Event of Default under
SECTION 10.1(k), Lender shall not be entitled to declare the Obligations immediately due and payable prior to the Restated Maturity Date of any relevant Obligation(s) unless Borrower fails to cure the Event of Default within five (5) days after Lender gives written notice to Borrower as provided by SECTION 12.25 hereof, reasonably specifying the nature of the Events of Default. Upon the occurrence of an Event of Default under SECTIONS 10.1 (d), (h), (i), or (j), Lender shall not be entitled to declare the Obligations immediately due and payable prior to the final maturity date of any relevant Obligation(s) unless Borrower fails to cure the relevant Event(s) of Default within thirty (30) days after Lender gives written notice to Borrower as provided by SECTION 12.25 hereof, reasonably specifying the nature of the Event(s) of Default. The thirty
(30) day period described in the foregoing sentence shall be extended for an additional sixty (60) days (for a total of ninety (90) days) if: (a) the relevant Event(s) of Default are reasonably capable of being cured, but not within thirty (30) days and not by the payment of monies; and (b) Borrower immediately commences to take and diligently pursues all reasonable steps to cure such Event(s) of Default, except as provided in SECTION 10.1 hereof. Notwithstanding any conflicting provision of this SECTION 11.6, no notice shall be required or cure period provided with respect to any other Event(s) of Default.

         11.7 Default Interest. During any period that there exists a Default in payment due under any of the Restated Loan Documents, unless the same is waived in writing by Lender, and during any period when a notice of acceleration of Obligation is in effect, interest on the unpaid balance of the Notes shall accrue at the Default Rate.

         11.8 Duty of Lender with Respect to Collateral. Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, provided, however, Lender shall have no duty or obligation to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith. Borrower releases Lender from, and shall indemnify Lender against, any liability for any act or omission relating to the Collateral, except for any liability directly resulting from Lender's gross negligence or willful misconduct.

         11.9 General Remedies. At any time when a Default shall have occurred or exists, or if any Obligation matures by its terms and is not then fully paid, without any further notice (except as may be required by specific applicable laws such as those requiring notices of intended Dispositions of certain Collateral), and in addition to all rights and remedies provided for under the Restated Loan Documents, Lender shall have all rights and remedies provided to it by law, and, without limiting the generality of the foregoing, Lender may do any one or more acts described in this SECTION 11.9, this Agreement or in the other Restated Loan Documents and in any order they deem appropriate. Lender shall exercise all rights, powers and remedies afforded it under the Restated Loan Documents in good faith, unless the exercise of such rights, powers and remedies is stated to be in Lender's sole and absolute discretion. To the extent that the Collateral consists of personal property rights and interests, Lender may exercise any or all of the remedies of a secured party under the UCC (and/or any other relevant state(s)' Uniform Commercial Code) with respect to such personal property. If Lender should proceed to dispose of or otherwise realize upon any such personal property in accordance with the provisions of the UCC, unless the Collateral is perishable or threatens to decline speedily in value, ten (10) days notice by Lender to Borrower or any other "debtor" entitled to notice under the UCC shall be deemed to be commercially reasonable notice under any provision of the UCC requiring notice.

         11.10 License of Intellectual Property. Borrower hereby assigns, transfers and conveys to Lender, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by it together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, transfer in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Lender.

         11.11 Other Remedies. Lender shall have the right to exercise any other right, privilege or remedy available to Lender under any of the Restated Loan Documents, under any other agreement or instrument or as may be provided by applicable law or in equity. Lender shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently, and any such action by Lender shall not be deemed an election of remedies or otherwise prevent Lender from pursuing any further remedy it may have hereunder or at law or in equity, except as otherwise required by applicable law.

         11.12 Power of Attorney. All assignments and grants of liens to Lender made or contemplated by SECTION 5 include, inter alia, all powers, rights and privileges that are now or hereafter possessed by Borrower in and to the Collateral. Borrower hereby makes, constitutes and appoints Lender the true and lawful attorney-in-fact of Borrower, in the name, place and stead of Borrower, or otherwise, upon the occurrence of any Event of Default which remains uncured or not waived following the receipt of a notice pursuant to SECTION 12.25:

                  (a) To take all actions and to execute, acknowledge, obtain and deliver any and all writings necessary or deemed advisable by Lender in order to exercise any rights of Borrower with respect to the Collateral or to receive and enforce any payment or performance due to Borrower with respect to the Collateral;

                  (b) To give any notices, instructions or other communications to any Person or entity in connection with the Collateral;

                  (c) To demand and receive all performances due under or with respect to the Collateral and to take all lawful steps to enforce such performances and to compromise and settle any claim or cause of action of Borrower arising from or related to the Collateral and give acquittances and other discharges relating thereto; and

                  (d) To file any claim or proceeding or to take any other action, in the name of Lender, Borrower or otherwise, to enforce performances due under or related to the Collateral or to protect and preserve the right, title and interest of Lender thereunder.

The foregoing power of attorney is a power coupled with an interest and shall be irrevocable and unaffected by the disability of the principal so long as any portion of the Obligations remains contingent, unmatured, unliquidated, unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

         11.13 Set Off Rights. Lender is hereby granted a continuing security interest in, and shall have the right, without notice to Borrower to set off and apply against Borrower's Obligations, any deposits (general or special, time or demand, provisional or final) or funds held by it for the account of Borrower, for so long as a Default shall exist and remain uncured, to the full extent of the indebtedness owed with respect to Borrower's Obligations, and the aforesaid security interest and right of set off may be exercised against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, custodian, sequestrator, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, custodian, sequestrator, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set off shall not have been exercised by Lender prior to the making, filing or issuance, or service upon Lender of, or of notice of, any petition seeking any such relief or remedy, any assignment for the benefit of creditors, an appointment or application for the appointment of a custodian, sequestrator or receiver, or the issuance of execution, subpoena, order or warrant. Lender agrees promptly to notify Borrower after any such set off and application made by it, provided that neither failure to give such notice nor delay therein shall affect the validity of such set off and application. It is understood that the cumulative right of set off granted hereby shall not exceed in the aggregate the full indebtedness owing with respect to Borrower's Obligations. Borrower hereby agrees, to the fullest extent permitted by law, that any Lender or holder or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a Lender or participant, in excess of its pro rata participation interest in the Obligations) and that such Lender or holder or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender or holder's share of the Obligations.

         11.14 Specific Performance. Lender shall have the right to institute appropriate proceedings to specifically enforce performance of the terms and conditions of all or any of the Restated Loan Documents.

         11.15 Waivers, Non-Exclusive Remedies. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Restated Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Restated Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Restated Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 12 -- MISCELLANEOUS

         12.1 Advice of Counsel. Borrower acknowledges that it has received a copy of this Agreement as executed and that it has had the opportunity to seek, and has in fact sought, the advice and benefit of legal counsel prior to executing this Agreement.

         12.2 Assignability by Borrower. Borrower shall not sell, assign, transfer or otherwise convey any of its rights or delegate any of its obligations or duties under this Agreement or any of the other Restated Loan Documents. Any attempted sale, assignment, transfer, conveyance or delegation in violation of this SECTION 12.2 shall be void and a Default under SECTION 10.1.

         12.3 Assignments and Participations by Lender. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Restated Loan, the Commitments or any other interest herein to an Affiliate or to another Person; provided, Lender retains an interest in the Restated Loan and Commitments and continues as the servicing agent for such assignees and participants. In the case of an assignment authorized under this SECTION 12.3, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Lender shall be relieved of its obligations hereunder with respect to the Commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender." Lender may furnish any information concerning Borrower in its possession from time to time to assignees and participants (including prospective assignees and participants).

         12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, subject to SECTION 12.2, their respective successors and assigns.

         12.5 Brokers. Borrower and Lender each warrant and represent to the other that they have dealt with no mortgage broker or finder with respect to the Restated Loan. Each party indemnities and holds the other harmless from any and all claims for broker's or finder's fees relating to the Restated Loan alleged to be due as a result of the acts of the indemnifying party.

         12.6 Claims Resolution.

                  (a) Other than matters involving the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between or among the parties hereto arising out of or relating to this Agreement (individually and collectively, a "CLAIM") which is not settled in writing within thirty (30) days after the date on which a party subject to this Agreement gives written notice to all other parties that a Claim exists (the "CLAIM DATE"), will be settled by a "REFERENCE PROCEEDING."

                  (b) "REFERENCE PROCEEDING" means a proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding. Except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than Los Angeles County (the "COURT").

                  (c) The referee shall be a retired Judge of the Court selected by mutual Agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the Presiding Judge of the Court (or his representative) shall promptly select the referee. The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted
         Rule). Each party shall have one peremptory challenge pursuant to CCP
         Section 170.6.

                  (d) The referee shall (i) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (ii) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction.

                  (e) Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial.

                  (f) All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party upon seven (7) days written notice may take depositions, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

                  (g) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                  (h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding that shall dispose of all of the claims of the parties that are the subject of the reference.

                  (i) The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (j) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

         12.7 Confidentiality. Prior to the Restated Closing Date, neither Lender nor Borrower shall disclose or in any way publish any information or make publicity releases regarding the proposed transaction except to their respective counsel, accountants and such other parties as would need to know for them to proceed with appropriate due diligence. Upon the execution and delivery of this Agreement, either of the parties may disclose and make public the fact of this financing provided that such disclosure shall not include disclosure of rates, particular terms or covenants without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion.

         12.8 Consent and Approval by Lender. In any instance under the Restated Loan Documents where Lender's approval or consent is required or the exercise of Lender's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be subject to the obligation of Lender to act in good faith, unless the matter is expressly provided to be within the sole discretion of Lender, in which event, as to such matters, Lender shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner.

          12.9 Construction of Agreement. This Agreement shall apply to the parties hereto according to the context hereof, without regard to the number or gender of words or expressions used herein. The headings or captions of parts and Sections in this Agreement are for convenience and reference only, and in no way define, limit or describe the scope or intent of this Agreement or the provisions of such Parts or Sections. This Agreement shall be construed as a whole, in accordance with the fair meaning of its language, and, as each party has been represented by legal counsel of its choice in the negotiation of this Agreement, neither this Agreement nor any provision thereof shall be construed for or against either party by reason of the identity of the party drafting this Agreement. As used in this Agreement, the term(s): (a) "INCLUDING" shall mean without limitation by reason of enumeration; (b) "HEREIN", "HEREUNDER", "HEREOF", "HEREINAFTER" or similar terms refer to this Agreement as a whole rather than to any particular Section or Section; and (c) "MONTH" means a calendar month unless otherwise provided. Unless otherwise expressly provided in this Agreement or another Restated Loan Document, the provisions of this Agreement shall prevail in the event that an irreconcilable conflict or discrepancy exists between the provisions of this Agreement and the provisions of any other Restated Loan Document, and specific provisions of the Restated Loan Documents that irreconcilably conflict with general provisions of the same or another Restated Loan Document that is not otherwise entitled to priority in construction shall prevail over the general provisions. Technical words and phrases and those that have acquired particular meanings in the banking, real estate and construction industries shall be construed according to those particular meanings when the context in which they are used in this Agreement reasonably indicates that the technical meaning is intended.

         12.10 Counterparts. This Agreement and any other Restated Loan Document may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

         12.11 Expenses and Attorneys' Fees. Whether or not the transactions contemplated hereby shall be consummated (provided, any failure to consummate is not Lender's fault) Borrower agrees to promptly pay all of Lender's Expenses in connection with any matters contemplated by or arising out of this Agreement or the other Restated Loan Documents.

         12.12 Further Documents and Acts. Borrower, upon the request of Lender, shall execute and deliver such further writings, and take such further actions as may be reasonably necessary to carry out the intent of this Agreement and to perfect and preserve the rights, interests and priority of Lender hereunder.

         12.13 General Immunity. Lender shall have no liability to Borrower, or any other Person for: (i) any loss, costs or expenses incurred by Borrower in connection with any drafts, documents or instruments delivered by Borrower to Lender in connection herewith; (ii) any negligence, misfeasance, suspension, misconduct, insolvency, or bankruptcy of any correspondent or agent of Lender to whom any such drafts, documents or instruments may be entrusted, unless caused by such correspondent's or agent's gross negligence or willful misconduct; (iii) any loss or delay, in transmission or otherwise, of any such drafts, documents or instruments or the Proceeds thereof; or, (iv) any delay, interruption, omission or error in transmission or delivery of any message; provided, however, that nothing herein contained shall be deemed to release Lender from liability on account of any gross negligence or willful misconduct by Lender, nor to release any obligation under any of the Restated Loan Documents of Lender.

         12.14 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY OF THIS AGREEMENT AND THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO SHALL SPECIFICALLY, EXCEPT AS OTHERWISE PROVIDED HEREIN, BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         12.15 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to do anything in violation of any limitation or prohibition provided by any applicable statute or regulation.

         12.16 Headings. All sections and descriptive headings of subsections in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

         12.17 Incorporation of Recitals and Exhibits. The recitals hereto together with all Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references in this Agreement to such recitals and Exhibits shall be deemed to include this reference and incorporation.

         12.18 Indemnification.

                  12.18.1. Scope of Indemnity. Borrower hereby indemnifies Lender, and its past and current officers, directors, employees, attorneys and agents, and their respective successors and assigns (collectively, the "INDEMNITEES), from and against any and all out-of-pocket loss, expenses, charges, fees (and including reasonable attorneys' fees of independent and in-house counsel) and liability, and agrees to hold Indemnitees harmless from any and all out-of-pocket damages, costs, expenses, claims, demands, and liabilities which may be asserted or alleged against any of them in connection with or arising out of (i) the Borrower's Obligations; and (ii) the administration or enforcement of or the exercise of any right under the original Loan Documents or the Restated Loan Documents (including, without limitation, in connection with or as a result of any sale, use, operation, lease, Disposition or consumption of any of the Collateral as long as such is done in a commercially reasonable manner); whenever asserted, and for all reasonable out-of-pocket expenses (and including reasonable attorneys' fees of independent and in-house counsel) and all out-of-pocket costs of compromise or settlement which may be incurred by Indemnitees on account of or arising out of or in connection with any such claim, demand or obligation. In each case, such losses or expenses shall include, but not be limited to, any such loss or expense arising from interest or fees payable by an Indemnitee to lenders of funds obtained by it in order to maintain Advances hereunder and the cost of liquidating any time deposit prior to the maturity thereof. A certificate as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive, absent manifest error.

                  12.18.2. Survival of Indemnity Obligation. This covenant shall survive termination of the original Loan Agreement, this Agreement and the payment of the original Notes and the Facility Note. The foregoing indemnity shall extend to claims, demands or obligations, and out-of-pocket expenses relating thereto and out-of-pocket costs of compromise or settlement thereof, but not to those resulting from the gross negligence of or willful misconduct by any Indemnitee.

                  12.18.3. Tender of Defense. In the event that any action or proceeding is brought against an Indemnitee arising out of Borrower's Obligations, the administration or enforcement of the Restated Loan Documents or the exercise of any right under the Restated Loan Documents, Borrower shall, upon notice from the Indemnitee, resist and defend such action or proceeding on behalf of the Indemnitee; provided that failure of such party to give such notice shall not relieve Borrower from any of its obligations under this Section unless such failure prejudices defense of such action or proceeding by Borrower. At its own expense, an Indemnitee may employ separate counsel and participate in the defense.

                  12.18.4. Conflicts of Interest. If employment of separate counsel is required because of a conflict of interest between Borrower and the indemnified party or among the indemnified parties, or the failure of Borrower, after receipt of notice, to assume the defense, then the indemnified party may employ separate counsel at Borrower's expense.

                  12.18.5. Compromise and Settlement. Borrower shall not be liable for any compromise or settlement without its consent unless Borrower shall have failed to perform any of its obligations under this
         SECTION 12.18.

                  12.18.6. Unenforceability of Indemnity Undertaking. If and to the extent that the undertaking described in this SECTION 12.18 may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities which is permissible under applicable law.

         12.19 Interest Limit. All Restated Loan Documents and all other agreements between Borrower and Lender are hereby expressly limited so that, in no event whatsoever, whether by reason of deferment in accordance with any Restated Loan Document(s) or any other present or future agreement, or advancement of the Proceeds of any Restated Loan acceleration or maturity of any Obligation, or otherwise, shall the total amount paid or agreed to be paid to Lender for the loan, use, forbearance, detention, funding or issuance of any financial accommodations described herein, including, without limitation, all interest, any commitment, loan, consent or extension fees, all late charges, all values of deposit accounts, and all reimbursable charges, expenses and costs which may be treated as interest, exceed the total maximum permissible amount(s), if any, under applicable law. If, from any circumstance whatsoever, fulfillment of any provision of any Restated Loan Document or any such other agreement would require Borrower to pay amounts in excess of the maximum amounts, if any, lawfully collectible under applicable law, then, ipso facto, the obligation of Borrower to be fulfilled shall be reduced to the require the payment of only the maximum amounts lawfully collectible. To the extent that Borrower have the power to do so, Borrower agrees that the only laws relevant to maximum permissible interest shall be the substantive internal laws of the State of Arizona in effect on the date of this Agreement. All interest and other charges, fees, things of value and reimbursable costs and expenses which Borrower is or may become obligated to pay or reimburse in connection with the financial accommodations described herein and which constitute "interest" shall constitute items of interest in addition to the rate(s) of interest specified in the Restated Loan Documents, which Borrower hereby contracts in writing to pay, and shall constitute additional "rates of interest" for purposes of determining compliance with such statutes. Notwithstanding anything herein or in any of the other Restated Loan Documents to the contrary, if any charge or fee for which Borrower is or becomes obligated in connection with the Restated Loan Documents constitutes interest and is not otherwise stated as a rate, such charge or fee shall be deemed an additional rate of interest to which Borrower agrees, computed by dividing the amount of such charge or fee by the principal amount of the Notes. This provision shall control every agreement between Borrower and Lender pertaining to Borrower's Obligations. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of Borrower's Obligations, and thereafter the rate of interest accruing on Borrower's Obligations is less than the rate permitted by law, Borrower's Obligations shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.

         12.20 Lender's Agents. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

         12.21 Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of any Restated Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Restated Loan Party makes a payment or payments to Lender or Lender enforces its Security interests or exercise its rights of setoff, and such payment or payments or the Proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         12.22 Modification and Waiver. No provision of this Agreement shall be amended, or modified except by an instrument in writing signed by Borrower and Lender. No provision of this Agreement shall be waived except by an instrument in writing signed by Borrower and Lender. Unless and until Lender has received written notice from Borrower that such authorization has been revoked with respect to that Borrower, any Authorized Signator shall be authorized to execute any amendment on behalf of Borrower. Any and all prior oral and/or written commitments from Lender to Borrower, any Related Person or any predecessor in interest of Borrower, any Related Person or any principals or agents thereof with respect to all or any portion of the financing described in this Agreement have been merged in the Restated Loan Documents and shall, except as expressly provided in the Restated Loan Documents, be of no further force or effect. Lender shall not be deemed to have waived any rights with respect to the obligations secured or the Collateral unless such waiver be in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of Lender as to Borrower's Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently. The waiver by Lender of any breach or Default by Borrower under any of the terms of any of the Restated Loan Documents shall not be deemed to be a waiver of any subsequent breach or Default on the part of Borrower under the same or any other of the Restated Loan Documents.

         12.23 No Agency, Fiduciary or Partnership Relationship. Borrower acknowledges and agrees that no agency, fiduciary, representative or partnership relationship exists between Lender, on the one hand, and Borrower, on the other hand.

         12.24 No Other Parties to Benefit. The Restated Loan Documents are made for the sole benefit of Borrower and Lender, and, subject to SECTIONS 12.2 AND 12.3, their respective successors and assigns, and no other Person is intended to or shall have any rights or benefits hereunder, whether as third-party beneficiary or otherwise, except as otherwise expressly provided therein.

         12.25 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or other facsimile communication) and mailed, telegraphed, telexed, cabled, telecopied (or communicated by other means of facsimile transmission) or delivered (by hand or by courier service), to the parties at their respective addresses set forth below or at such other address as shall be designated by such party in a written notice to the other parties in like manner:

If to Lender                   IMPERIAL BANK
                               One Arizona Center
                               400 East Van Buren, Suite 900
                               Phoenix, Arizona 85004
                               Attn: R. Mark Chambers, Vice President

With copies to:                BROWN & BAIN, P.A.
                               2901 North Central Avenue, 20th Floor
                               Phoenix, Arizona 85012
                               Attn: Richard Calvin Cooledge, Esq.

If to Borrower:                INTEGRATED INFORMATION SYSTEMS, INC.
                               Fountainhead Corporate Park
                               1560 West Fountainhead Parkway, Suite 200
                               Tempe, Arizona 85282
                               Attn: James G. Garvey, President and CEO
                                     David A. Wirthlin, CFO

With copies to:                SNELL & WILMER L.L.P.
                               One Arizona Center
                               Phoenix, Arizona 85004-0004
                               Attn: Steven Pidgeon

All notices and communications shall, when mailed by mail, telegraphed, telexed, cabled or telecopied, be effective upon the earlier to occur of actual receipt or two (2) Business Days after deposit in the mail (postage prepaid), or upon delivery to the telegraph company, or upon confirmation by telex answerback, or upon delivery to the cable company or upon confirmation at the established confirmation number, respectively. Lender's giving of notice to Borrower under the Restated Loan Documents shall not be required in any instance in which the giving of such notice is prohibited by the provision of 11 U.S.C. Section 362.

         12.26 Other Actions and Documents. At any time and from time to time, Borrower agrees to take, without further consideration, such actions and to execute and deliver such documents as Lender deems necessary to effectuate the purposes of this Agreement.

         12.27 Ratification of Loan Documents; Integration. Borrower and Lender hereby ratify all Loan Documents and the terms, conditions and provisions thereof except as specifically amended hereby. This Agreement and the Restated Loan Documents constitute a complete integration of the agreement of Lender and Borrower respecting the Restated Loan.

         12.28 Reinstatement of Liabilities. In the event that any time after the Restated Closing Date Lender is for any reason compelled to surrender to any Person all or any portion of the Collateral or any payments received by them as contemplated by the original Loan Agreement, this Agreement, the Notes, the Facility Note, the original Loan Documents, or the Restated Loan Documents, because the same (or any portion thereof) is determined to be void or voidable as a fraudulent transfer or conveyance or a preference, or a diversion of trust funds or for any other reason, then, to the extent such Collateral or such payments, note or any other payments are compelled to be surrendered, any Debt deemed to have been satisfied and discharged, and (as applicable) the Restated Loan Documents and any promissory notes which have been cancelled, as the case may be, will be reinstated with the same force and effect as though they had continued in full force and effect notwithstanding the receipt of such Collateral or such payments, and any action taken by Lender in reliance upon or by reason of the receipt of such Collateral or such payment or payments shall be without prejudice to Lender's rights under the original Loan Documents or the Restated Loan Documents, and any promissory notes, as the case may be, and such action shall be deemed to have been conditioned upon the receipt of such Collateral or such payment or payments to Lender having become final and irrevocable.

         12.29 Rights Unimpaired. ABSENT FULL AND TIMELY PERFORMANCE OF THE RESTATED LOAN DOCUMENTS BY BORROWER, NOTHING CONTAINED HEREIN SHALL BE DEEMED A WAIVER OF ANY CAUSE OF ACTION, CLAIM, RIGHT OR REMEDY WHICH LENDER HAS AGAINST BORROWER AND ITS OFFICERS, DIRECTORS AND EMPLOYEES, BY REASON OF THE CIRCUMSTANCES AND EVENTS GIVING RISE TO BORROWER'S OBLIGATIONS.

         12.30 Right to Appear in Litigation. Lender shall have the right to commence, appear in or defend any action or proceeding which Lender, in good faith, believes may affect the rights or duties of any of the parties hereunder or in connection herewith or in and to the Collateral. If no Default shall exist hereunder, Lender shall give notice to Borrower of its intent to exercise its rights hereunder, and, if Borrower fails, within five (5) Business Days, to diligently commence, appear in or defend any action or proceeding which Lender sets forth in its notice to Borrower, then Lender may commence such action or appear in or defend any action or proceeding then pending. In the event Lender exercises its rights hereunder, then Borrower agrees to pay all necessary and reasonable out-of-pocket expenses incurred by Lender in connection therewith (including, but not limited to, reasonable attorneys' fees of independent and in-house counsel).

         12.31 Severability; Integration; Form and Substance of Documents;
Time of the Essence. Inapplicability or unenforceability of any provision of the Restated Loan Documents shall not limit or impair the operation or validity of any other provision of the Restated Loan Documents. The Restated Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof. Restated Loan Documents is intended to represent the mutual intent of the parties thereto and no rule of strict construction shall be applied against any party. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND OF THE RESTATED LOAN DOCUMENTS.

         12.32 Taxes and Expenses. Any taxes (excluding income taxes) payable, ruled payable or assessed by any Governmental Authority in respect of Borrower's Obligations or the making thereof, or the Restated Loan Documents, shall be paid by Borrower, together with interest and penalties, if any. If any taxes or fees which Borrower is obligated to pay are imposed or assessed against Lender, Borrower shall pay, or reimburse and indemnify Lender. Any liability of Borrower hereunder for reimbursement of interest or penalties shall not extend to liability on account of amounts arising from the gross negligence or willful misconduct by Lender.

         12.33 Term of Agreement. The term of this Agreement shall commence immediately upon its execution and delivery and the covenants, agreements, representations and warranties contained in this Agreement shall survive the making of the Restated Loan and, except where provision is made for a longer effective period, shall continue so long as any part of the Obligations, or any extension, modification or renewal thereof, remains unmatured, unpaid or unperformed.

         12.34 Time Periods. Time periods referred to herein shall be determined by excluding the day of the event when the period commences or from which it runs and shall expire at 5:00 P.M. (Phoenix, Arizona time) on the last day included in such period unless it is not a Business Day, in which case it shall expire at 5:00 P.M. (Phoenix, Arizona time) on the next Business Day.

         12.35 Venue. BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S SOLE DISCRETION, ALL ACTIONS AND PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF, FROM OR RELATED TO THIS AGREEMENT, THE RESTATED LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE STATE OF CALIFORNIA, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER ACCEPTS THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. For purposes of litigation relating to the Restated Loan Documents or the Collateral, Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within said state. Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against Borrower in accordance with this SECTION 12.35. Nothing in this paragraph shall affect the right of Lender to serve legal process in any manner permitted by law or affect the right of Lender to bring any action or proceeding against any of Borrower's property in the courts of any other jurisdictions.

         12.36 Voluntary and Fair Agreement. BORROWER UNDERSTANDS AND EXPRESSLY AGREES THAT THE RESTATED LOAN DOCUMENTS HAVE BEEN FREELY AND VOLUNTARILY ENTERED INTO, AND THAT NO ORAL OR WRITTEN REPRESENTATIONS OR PROMISES OF ANY KIND, UNLESS SPECIFICALLY CONTAINED IN THE RESTATED LOAN DOCUMENTS, HAVE BEEN MADE BY LENDER TO INDUCE OR OTHERWISE INFLUENCE BORROWER TO ENTER INTO THIS AGREEMENT. The parties understand and expressly agree that this Agreement is not executed pursuant to any duress, and is executed in mutual good faith between the parties and is not given or intended to hinder, delay or defraud any creditor, or to contravene any of the bankruptcy laws of the United States pertaining to fraudulent conveyances or any other applicable laws.

         12.37 Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION INVOLVING LENDER AND PERTAINING TO BORROWER'S OBLIGATIONS OR THE RESTATED LOAN DOCUMENTS OR THE COLLATERAL, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A REFEREE IN ARBITRATION AND NOT BEFORE A JURY.

         12.38 Waivers by Borrower. Borrower waives presentment, demand, protest and notices of protest, nonpayment, partial payment and all other notices and formalities except as expressly required by any Restated Loan Document(s) and any applicable law(s) which may not be legally waived. Borrower further consents to, and waives notice of: (a) the granting of indulgences or extensions of time of payment; (b) the taking or releasing of security; and (c) the addition or release of persons who may be or become primarily or secondarily liable for the Obligations or any part thereof, all in such a manner and at such time as Lender may elect in its sole discretion.

DATED as of the day first above written.

IMPERIAL BANK, a California               INTEGRATED INFORMATION
banking corporation                       SYSTEMS, INC., an Arizona corporation

By /s/ R. Mark Chambers                   By /s/ Jim Garvey
  -----------------------------              ----------------------------

Its  Vice President                       Its President
    --------------------------               ----------------------------
                      "Lender"                                  "Borrower"

                      INTEGRATED INFORMATION SYSTEMS, INC.

                           BORROWING BASE CERTIFICATE

                           Dated as of March 31, 1999


Revenues For Preceding Four Fiscal Quarters:                $ 1,998,793   Q2 98
                                                            $ 2,165,095   Q3 98
                                                            $ 2,302,857   Q4 98
                                                            $ 3,253,236   Q1 99

     A. Total Revenues                                      $ 9,719,981

Less Product Sales for Preceding Four Quarters:             $    31,567   Q2 98
                                                            $    75,827   Q3 98
                                                            $   104,336   Q4 98
                                                            $    73,780   Q1 99

     B. Total Product Sales                                 $   285,510
     C. Net Revenues                                        $ 9,434,471
     D. Net Revenues Multiplied by 2:                       $18,868,942

GROSS AVAILABILITY
(Item D Multiplied by 20%)                                  $ 3,773,788

Less: Outstanding Principal Balance                         $ NA

NET AVAILABILITY                                            $ NA

BORROWING BASE
(Lesser of $2,000,000 and Gross Availability)               $ 2,000,000

     INTEGRATED INFORMATION SYSTEMS, INC. hereby certifies that: (a) the foregoing represents a true and accurate calculation of the Borrowing Base calculated, as of the last day of March, 1999, in accordance with the Restated Credit Facilities Agreement, dated April 30, 1999, between INTEGRATED INFORMATION SYSTEMS, INC., and IMPERIAL BANK, a California banking corporation; and (b) all items not entitled to be included in the calculation of the Borrowing Base have not been included.

                                        /s/ David Wirthlin       5/18/99
                                        ---------------------------------------
                                        INTEGRATED INFORMATION SYSTEMS, INC

                             COMPLIANCE CERTIFICATE

                            FOR FISCAL PERIOD ENDING

                                April 30, 1999
                                ---------------
                              ("Reporting Period")


Imperial Bank
400 East Van Buren, Suite 900
Phoenix, Arizona 85004
Attention: R. Mark Chambers
Telecopier: (602) 261-7881                                      Date: 5/18/99
                                                                      -------


Dear Ladies and Gentlemen:

     This Financial Maintenance Certificate refers to the Restated Credit Facilities Agreement originally made by Integrated Information Systems, Inc., ("Integrated Information Systems") with Imperial Bank Arizona, an Arizona banking corporation, dated as of December 18, 1997, and thereafter assigned to Imperial Bank, a California banking corporation ("Imperial Bank"), and restated as of April 30, 1999, (as it may hereafter be amended, modified, extended or restated from time to time (the "Restated Loan Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Restated Loan Agreement.

     Pursuant to Section 9.6 of the Restated Loan Agreement, the undersigned, hereby certifies that:

     1. To the best of the undersigned's knowledge, Integrated Information Systems has observed, performed and fulfilled each and every obligation and covenant contained in the Restated Loan Agreement and no Potential Default or Default thereunder exists [or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken].

     2. All financial statements of Integrated Information Systems delivered to Imperial Bank during this Reporting Period, to the undersigned's knowledge, fairly present in all material respects the financial position of Integrated Information Systems and the results of its operations at the dates and for the periods indicated.

     3. As of the last day of the Reporting Period, the computations below, made pursuant to the Restated Loan Agreement, were true and correct.

     4. As of the last day of each Fiscal Quarter, Integrated Information Systems' computations were:

         A. Current Assets [$5,278,000] divided by Current Liabilities date of [$745,000] = 7.08.

     Covenant Requirement: Current Ratio cannot be less than 2.00 to 1.00, measured on a quarterly basis.

          B. Liabilities (excluding therefrom Subordinated Debt) [$2,375,00] divided by Total Net Worth (including therein Subordinated Debt) [$3,989,000] = 0.60.

     Covenant Requirement: Adjusted Debt to Worth Ratio shall not be greater than 2.00 to 1.00, measured on a quarterly basis:

          C. EBIT plus Net Contributed Capital for the most recent four Fiscal Quarters (A) [$4,052,000] divided by aggregate interest payments for the most recent four (4) quarters [$233,000]. = 17.39

     Covenant Requirement: Interest Coverage Ratio cannot be less than 2.00 to 1.00.

                                           INTEGRATED INFORMATION SYSTEMS, INC.,
                                           an Arizona corporation

                                           By:/s/ David Wirthlin
                                              ------------------

                                           Its: CFO
                                               -----------------



EBIT                 65,679
Common Stock      1,106,134
Preferred Stock   2,879,999
                  ---------
                  4,051,812 (A)
                  =========







                                       2